Exhibit (k)(3)

Execution Version

AMENDED AND RESTATED CREDIT AGREEMENT

among

ARROWMARK FINANCIAL CORP.,

MARSHALL HOLDINGS II LIMITED,

and

MARSHALL HOLDINGS III LIMITED

collectively, as Borrower

THE LENDERS FROM TIME TO TIME PARTY HERETO

and

TEXAS CAPITAL BANK,

as Administrative Agent

TCB SECURITIES, INC.,

as Sole Lead Arranger and Sole Book Runner

DATED AS OF May 27, 2022

Table of Contents

Page

ARTICLE 1	DEFINITIONS	1

ARTICLE 2	THE COMMITMENTS AND CREDIT EXTENSIONS	40

ARTICLE 3	TAXES, YIELD PROTECTION AND INDEMNITY	50

ARTICLE 4	SECURITY	61

Section 4.1.	Collateral	61
Section 4.2.	Setoff	61
Section 4.3.	Authorization to File Financing Statements	61
Section 4.4.	Cash Dominion	62

ARTICLE 5	CONDITIONS PRECEDENT	62

Section 5.1.	Initial Extension of Credit	62
Section 5.2.	All Extensions of Credit	65

i

ARTICLE 6	REPRESENTATIONS AND WARRANTIES	66

ARTICLE 7	AFFIRMATIVE COVENANTS	73

ARTICLE 8	NEGATIVE COVENANTS	80

ARTICLE 9	FINANCIAL COVENANT	86

Section 9.1.	Debt Service Coverage Ratio	86

ARTICLE 10	DEFAULT	86

Section 10.1.	Events of Default	86
Section 10.2.	Remedies Upon Default	88
Section 10.3.	Application of Funds	89
Section 10.4.	Performance by Administrative Agent	89

ARTICLE 11	AGENCY	90

ARTICLE 12	MISCELLANEOUS	100

INDEX TO SCHEDULES

Schedule	Description of Schedule	Section
1.1	Eligible Securities Subject to Orders	1.1
1.2	Eligible Regulatory Capital Bank	1.1
2.1	Commitments and Applicable Percentages	2.1
6.5	Litigation and Judgments	6.5
6.13	Subsidiaries, Ventures, Etc.	6.13
6.18	Intellectual Property	6.18
6.26	Hedge Agreements and Other Material Agreements	6.26
8.1	Existing Debt	8.1
8.2	Existing Liens	8.2
8.5	Existing Investments	8.5
12.11	Notices	12.11

INDEX TO EXHIBITS

Exhibit	Description of Exhibit	Section
A	Assignment and Assumption	1.1
B	Borrowing Base Report	1.1
C	Compliance Certificate	1.1
D	Revolving Credit Borrowing Request	1.1
E	Revolving Credit Note	1.1
F	Tax Forms	3.4(g)

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of May 27, 2022, is among ARROWMARK FINANCIAL CORP., a Delaware corporation (“Arrowmark”) MARSHALL HOLDINGS II LIMITED, a company organized under the laws of the Cayman Islands (“Marshall II”), and MARSHALL HOLDINGS III LIMITED, a company organized under the laws of the Cayman Islands (“Marshall III”, and together with Arrowmark and Marshall II, each individually and collectively, jointly and severally, “Borrower”), the lenders from time to time party hereto (collectively, “Lenders” and individually, a “Lender”), and TEXAS CAPITAL BANK, a Texas state-chartered bank, formerly known as Texas Capital Bank, National Association, as Administrative Agent.

RECITALS

Borrower and Lenders entered into that certain Credit Agreement, dated as of June 9, 2014, as amended from time to time (the “Original Credit Agreement”).

Borrower has requested that Lenders amend, restate and modify (but not extinguish) the Original Credit Agreement as described in this Agreement. Lenders are willing to make such credit available to Borrower upon and subject to the provisions, terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows;

ARTICLE 1
DEFINITIONS

Section 1.1.           Definitions. As used in this Agreement, all exhibits, appendices and schedules hereto and in any note, certificate, report or other Loan Documents made or delivered pursuant to this Agreement, the following terms will have the meanings given such terms in this Article 1 or in the provision, section or recital referred to below:

“Administrative Agent” means Texas Capital Bank, in its capacity as administrative agent under any of the Loan Documents, until the appointment of a successor administrative agent pursuant to the terms of this Agreement and, thereafter, shall mean such successor administrative agent.

“Administrative Agent Account” means a deposit account maintained by Borrower with the Administrative Agent with respect to which the Administrative Agent has “control” as provided in Section 9.104 of the UCC and a perfected, first security interest for the benefit of the Secured Parties to secure the Obligations.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by Administrative Agent.

CREDIT AGREEMENT – Page 1

“Adverse Claim” means any Lien, encumbrance, or other right or claim in, of or on any Person’s assets or properties (including the segregation thereof or the deposit thereof to satisfy margin requirements) in favor of any Person.

“Advisory Fee” means any advisory, management, consulting, monitoring, oversight, corporate overhead (including legal, marketing and human resources or similar fees) paid by the Borrower to the Investment Advisor or any Affiliate of the Investment Advisor; provided that any Advisory Fees payable during a Restricted Period shall not exceed 0.250% of Borrower’s assets as of the fiscal year immediately preceding such Restricted Period.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds 10% or more of any class of voting stock of such Person; or (c) 10% or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall any Lender be deemed an Affiliate of Borrower or any of its Subsidiaries or Affiliates.

“Agent Parties” means, collectively, Administrative Agent or any of its Related Parties.

“Agreement” has the meaning set forth in the introductory paragraph hereto, and includes all schedules, exhibits and appendices attached or otherwise identified therewith.

“Anti-Corruption Laws” means all state or federal Laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption, including the FCPA and the Bank Secrecy Act, and other similar anti-corruption legislation in other jurisdictions.

“Anti-Terrorism Laws” has the meaning set forth in Section 6.20.

“Applicable Law” means the Law of any Governmental Authority, including without limitation, all federal and state banking or securities laws to which the Person in question is subject or by which it or any of its property is bound.

“Applicable Margin” means the applicable percentages per annum set forth below:

Base Rate Portions	Term SOFR Portions	Commitment Fee
1.50%	2.50%	0.500%

CREDIT AGREEMENT – Page 2

Notwithstanding the foregoing, during any Restricted Period, the Applicable Margin shall be increased by 1.00% in excess of the Applicable Margin then in effect.

“Applicable Percentage” means with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time; provided that if the Revolving Credit Commitments have been terminated pursuant to the terms hereof, then the Applicable Percentage of each Lender shall be determined based upon the Applicable Percentage of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Applicable Rate” means (a) in the case of a Portion bearing interest based upon the Base Rate, the Base Rate plus the Applicable Margin; and (b) in the case of a Portion bearing interest based upon Term SOFR Rate, Term SOFR plus the Applicable Margin plus Term SOFR Adjustment Rate.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Third-Party Appraiser” means any independent nationally recognized third-party appraisal firm (a) designated by Borrower in writing to the Administrative Agent (which designation shall be accompanied by a copy of a resolution of the board of directors of Borrower that such firm has been approved by Borrower for purposes of assisting the board of directors of Borrower in making valuations of portfolio assets to determine Borrower’s compliance with the applicable provisions of the Investment Company Act) and (b) acceptable to the Administrative Agent. It is understood and agreed that Mercer Capital and Valuation Research Corporation are acceptable to the Administrative Agent.

“Arranger” means TCBI Securities, Inc., in its capacity as sole lead arranger and sole book manager.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.8), and accepted by Administrative Agent, in substantially the form of Exhibit A or any other form approved by Administrative Agent.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.3(b)(iv).

“Average Assets” means, with respect to any issuer, for any period, the aggregate amount of average total assets of the applicable issuer, as reported on the Regulatory Capital Schedule of their respective Call Report, with respect to issuers domiciled in the United States of America, and as reported to their applicable regulators consistent with Basel II, Basel 2.5 or Basel III standards, with respect to issuers domiciled outside of the United States of America applicable to such period.

CREDIT AGREEMENT – Page 3

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product Agreements” means those certain agreements entered into from time to time between any Obligated Party and a Lender or its Affiliate in connection with any of the Bank Products, including without limitation, Hedge Agreements.

“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by any Obligated Party to any Lender or its Affiliate pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that an Obligated Party is obligated to reimburse to any Lender or its Affiliate as a result of such Lender or its Affiliate purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to any Obligated Party pursuant to the Bank Product Agreements. For the avoidance of doubt, the Bank Product Obligations arising under any Hedge Agreement shall be determined by the Hedge Termination Value thereof.

“Bank Product Provider” means any Person that, at the time it enters into a Bank Product Agreement is a Lender or an Affiliate of a Lender, in its capacity as a party to such Bank Product Agreement.

“Bank Products” means any service provided to, facility extended to, or transaction entered into with, any Obligated Party by any Lender or its Affiliate consisting of (a) deposit accounts, (b) cash management services, including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements maintained with any Lender or its Affiliates, (c) debit cards, stored value cards, and credit cards (including commercial credit cards (including so-called “procurement cards” or “P-cards”)) and debit card and credit card processing services or (d) Hedge Agreements.

CREDIT AGREEMENT – Page 4

“Bank Regulatory Authority” means the FRB, the OCC, the FDIC and all other relevant regulatory authorities (including, without limitation, any relevant state bank regulatory authorities).

“Base Rate” means for any day, a rate of interest equal to the highest of: (a) the Prime Rate for such day; (b) the sum of the Federal Funds Rate for such day plus one half of one percent (0.5%); and (c) the Term SOFR Rate for such day plus one percent (1.00%).

“Base Rate Loan” means a Loan bearing interest based on the Base Rate.

“Base Rate Portion” means each Portion bearing interest based on the Base Rate.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.3(b)(i).

“Benchmark Rate Portion” means each Portion bearing interest based on the benchmark rate.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by Administrative Agent for the applicable Benchmark Replacement Date:

(a)           the sum of: (i) Daily Simple SOFR and (ii) the related Benchmark Replacement Adjustment;

(b)           the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment;

provided if the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, (a) with respect to Daily Simple SOFR, 0.11448%, and (b) with respect to any other replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (i) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

CREDIT AGREEMENT – Page 5

“Benchmark Replacement Conforming Changes” means, with respect to the use, administration of or implementation of Term SOFR or any Benchmark Replacement, as applicable, any technical, administrative or operational changes (including changes to the definitions of “Base Rate”, “Term SOFR Rate”, “Business Day” or “SOFR Business Day”, or “Interest Period”, the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent reasonably decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)           in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)           in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; provided that if the then-current Benchmark is Term SOFR, “Benchmark Replacement Date” shall mean the Term SOFR Replacement Date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

CREDIT AGREEMENT – Page 6

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)           a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)           a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(c)           a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative; or

(d)           if the then current Benchmark is Term SOFR, the occurrence of a Term SOFR Transition Event.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of the definition thereof has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.3(b) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.3(b).

“Borrower” means, individually and collectively, jointly and severally, each Person identified as such in the introductory paragraph hereto, and its successors and assigns to the extent permitted by Section 12.8.

CREDIT AGREEMENT – Page 7

“Borrower’s Prospectus” means Arrowmark’s Prospectus dated November 6, 2013, or any subsequent prospectus of the Borrower in effect from time to time.

“Borrowing Base” means, as of any date, an amount equal to the sum of (a) 100% of Cash and Cash Equivalents of the Borrower and the Restricted Subsidiaries held by the Collateral Trustee in the Collateral Account for the benefit of the Secured Parties, plus (b) 60% (or such lower percentage as the Administrative Agent shall reasonably determine from time to time based on market, liquidity and other factors) of the Fair Market Value of all Publicly-Traded Securities owned by the Borrower and the Restricted Subsidiaries and held by the Collateral Trustee in the Collateral Account for the benefit of the Secured Parties, plus (c) 50% of the Market Value of all Eligible Securities owned by the Borrower and the Restricted Subsidiaries and held by the Collateral Trustee in the Collateral Account for the benefit of the Secured Parties, plus (d) 60% of the Market Value of all Eligible Regulatory Capital Securities owned by the Borrower and the Restricted Subsidiaries and held by the Collateral Trustee in the Collateral Account for the benefit of the Secured Parties minus (e) $250,000; provided, that (i) if the Market Value or Fair Market Value, as appropriate, of the aggregate Eligible Securities and Publicly-Traded Securities (but not including Eligible Regulatory Capital Securities) of issuers located in the same state exceed 20% of the Market Value or Fair Market Value, as appropriate, of the Eligible Securities, Publicly-Traded Securities and Eligible Regulatory Capital Securities eligible to be included in the Borrowing Base, the amount of such excess shall not be included in the Borrowing Base, (ii) if the Market Value of the aggregate Eligible Regulatory Capital Securities exceeds 85% of the aggregate amount of Cash and Cash Equivalents held by the Collateral Trustee, Eligible Securities, Eligible Regulatory Capital Securities and Publicly-Traded Securities eligible to be included in the Borrowing Base, the amount of such excess shall not be included in the Borrowing Base and (iii) if the Market Value or Fair Market Value, as appropriate, of the aggregate (x) Eligible Securities in any single issuer would otherwise constitute more than 20% of the Borrowing Base or (y) Eligible Regulatory Capital Securities attributed to any single Eligible Regulatory Capital Bank would otherwise constitute more than 20% of the Borrowing Base, the amount of such excess shall not be included in the calculation of the Borrowing Base without the prior approval (not to be unreasonably withheld or delayed) of the Administrative Agent, which shall be communicated to Borrower within three Business Days from the date Borrower submits a written request to the Administrative Agent for such approval; provided, that the Administrative Agent’s failure to respond to such request within such three day period shall be deemed to be a denial of such request.

“Borrowing Base Deficiency” means, at any time, the failure of the Borrowing Base to equal or exceed the Revolving Credit Exposures of all Lenders at such time.

“Borrowing Base Report” means, as of any date of preparation, a certificate, substantially the form of Exhibits, or in any other form agreed to by Borrower and Administrative Agent, prepared by and certified by a Responsible Officer of Borrower.

“Business Day” means for all purposes, a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Dallas, Texas are authorized or required by law to be closed. Unless otherwise provided, the term “days” when used herein means calendar days.

“Call Report” means the “Consolidated Reports of Condition and Income” (FFIEC Form 031 or Form 041), or any successor form promulgated by the FFIEC.

CREDIT AGREEMENT – Page 8

“Capitalized Lease Obligation” means, with respect to any Person, the amount of Debt under a lease of Property by such Person that would be shown as a liability on a balance sheet of such Person prepared for financial reporting purposes in accordance with GAAP.

“Cash” means any immediately available funds in Dollars.

“Cash Equivalents” means, collectively, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof maturing within one hundred twenty (120) days from the date of acquisition thereof, (b) commercial paper maturing no more than one hundred twenty (120) days from the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody’s, (c) certificates of deposit maturing no more than one hundred twenty (120) days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of “A” or better by a nationally recognized rating agency; provided that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, (d) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder or (e) money market funds that invest exclusively in assets satisfying the requirements of clauses (a) through (d) of this definition; provided that in no event shall Cash Equivalents include any obligation that is not denominated in Dollars.

“Cash Income Tax Expense” means, for any period, the provision for Federal, state, local and foreign income taxes payable by the Borrower and its Restricted Subsidiaries for such period, but excluding taxes not payable in cash, all as determined in accordance with GAAP; provided that for with respect to the fiscal quarter ended on (i) September 30, 2014, Cash Income Tax Expense shall be the product of (A) Cash Income Tax Expense for such fiscal quarter, multiplied by (B) four, (ii) December 31, 2014, Cash Income Tax Expense shall be the product of (A) Cash Income Tax Expense for the two fiscal quarters ended on such date, multiplied by (B) two, and (iii) March 31, 2015, Cash Income Tax Expense shall be the product of (A) the result of (x) Cash Income Tax Expense for the three fiscal quarters ended on such date, divided by (y) three, multiplied by (B) four.

“Cash Interest Expense” means, for any Person for any period, total interest expense in respect of all outstanding Debt actually paid or that is payable by such Person during such period, including, without limitation, all commissions, discounts, and other fees and charges with respect to letters of credit and all net costs under Hedge Agreements in respect of interest rates to the extent such costs are allocable to such period, but excluding interest expense not payable in cash, all as determined in accordance with GAAP.

“CBLR” means, with respect to each Community Bank, the community bank leverage ratio (expressed as a percentage rounded to two decimal places), determined in accordance with the then-current regulations of the applicable Bank Regulatory Authority of such issuer.

“CDOs” means collateralized debt obligations.

CREDIT AGREEMENT – Page 9

“CET1 Leverage Ratio” means the CET1 risk based capital ratio (expressed as a percentage rounded to two decimal places), determined in accordance with the then-current regulations of the applicable Bank Regulatory Authority of such issuer.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, implemented, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 25% or more of the equity securities of Borrower entitled to vote for members of the board of directors or equivalent governing body of Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b)           during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

CREDIT AGREEMENT – Page 10

(c)           the passage of thirty days from the date upon which any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Borrower, or control over the equity securities of Borrower entitled to vote for members of the board of directors or equivalent governing body of Borrower on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 25% or more of the combined voting power of such securities; or

(d)           (i) any investment advisory agreement or management agreement between Borrower and the Investment Advisor shall terminate, (ii) the Investment Advisor shall cease to be the investment advisor to Borrower; or (iii) the Investment Advisor shall (x) sell or otherwise dispose of all or substantially all of its assets or (y) consolidate with or merge into any other Person.

“Closing Date” means the first date all the conditions precedent in Section 5.1 are satisfied or waived in accordance with Section 12.10.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means substantially all of the Property of Borrower and its Restricted Subsidiaries as described in the Security Documents (including, without limitation, equity interests in any Unrestricted Subsidiary owned by the Borrower or any of its Restricted Subsidiaries), together with any other Property and collateral described in the Security Documents, including, among other things, any Property which may now or hereafter secure the Obligations or any part thereof.

“Collateral Account” means one or more pledged accounts maintained by Borrower with the Collateral Trustee and pledged to Administrative Agent for the benefit of the Secured Parties to secure the Obligations.

“Collateral Account Control Agreement” means, individually and collectively, (i) a collateral account control agreement, dated as of June 9, 2014, among the Collateral Trustee, the Administrative Agent and Arrowmark, (ii) a collateral account control agreement, dated as of the date hereof, among the Collateral Trustee, the Administrative Agent and Marshall II, and (iii) a collateral account control agreement, dated as of the date hereof, among the Collateral Trustee, the Administrative Agent and Marshall III, each in form and substance satisfactory to the Administrative Agent.

“Collateral Trustee” means The Bank of New York Mellon, or such other financial institution acceptable to the Administrative Agent.

“Commitment” means a Revolving Credit Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq), as amended from time to time, and any successor statute.

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“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to Administrative Agent or any Lender, by means of electronic communications pursuant to Section 12.11(d), including through the Platform.

“Community Bank” means a bank that otherwise qualifies as a community bank in accordance with the requirements of the applicable Bank Regulatory Authority for such issuer from time to time and has (a) Average Assets of less than $10,000,000,000, (b) total off-balance sheet exposures equal to or less than twenty-five percent (25%) of the total consolidated assets as of the end of the most recent calendar quarter, (c) trading assets plus trading liabilities as calculated in accordance with the reporting instructions to such bank’s Call Report equal to or less than five percent (5%) of the total consolidated assets, and (d) that is not determined to be an advanced approaches FDIC supervised institution.

“Compliance Certificate” means a certificate, substantially in the form of Exhibit C, or in any other form agreed to by Borrower and Administrative Agent, prepared by and certified by a Responsible Officer of Borrower.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Net Income” means, with respect to any issuer, for any period, the net income or loss of such issuer and its subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP.

“Constituent Documents” means (a) in the case of a corporation, its articles or certificate of incorporation and bylaws; (b) in the case of a general partnership, its partnership agreement; (c) in the case of a limited partnership, its certificate of limited partnership or certificate of formation, as applicable, and partnership agreement; (d) in the case of a trust, its trust agreement; (e) in the case of a joint venture, its joint venture agreement; (f) in the case of a limited liability company, its articles of organization, operating agreement, regulations and/or other organizational and governance documents and agreements; and (g) in the case of any other entity, its organizational and governance documents and agreements.

“Corresponding Tenor” means, with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Coverage Amount” means, as of any date of determination, the sum of (a) all Revolving Credit Exposures of all Lenders on such date divided by 10, plus (b) Cash Interest Expense for the period of four consecutive fiscal quarters ending on such date; provided that for with respect to the fiscal quarter ended on (i) September 30, 2014, Cash Interest Expense shall be the product of (A) Cash Interest Expense for such fiscal quarter, multiplied by (B) four, (ii) December 31, 2014, Cash Interest Expense shall be the product of (A) Cash Interest Expense for the two fiscal quarters ended on such date, multiplied by (B) two, and (iii) March 31, 2015, Cash Interest Expense shall be the product of (A) the result of (x) Cash Interest Expense for the three fiscal quarters ended on such date, divided by (y) three, multiplied by (B) four.

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“Credit Extension” means a Revolving Credit Borrowing.

“Custodian Instructions” means those instructions required to be delivered to The Bank of New York Mellon by Borrower pursuant to Section 5.6 of the Custody Agreement.

“Custody Agreement” means that certain Custody Agreement between Borrower and The Bank of New York Mellon dated as of November 15, 2013.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if Administrative Agent decides that any such convention is not administratively feasible for Administrative Agent, then Administrative Agent may establish another convention in its reasonable discretion.

“Debt” means, of any Person as of any date of determination (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days; (d) all Capitalized Lease Obligations of such Person; (e) all Debt or other obligations of others Guaranteed by such Person; (f) all obligations secured by a Lien existing on Property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (g) any other obligation for borrowed money or other financial accommodations which in accordance with GAAP would be shown as a liability on the balance sheet of such Person; (h) any repurchase obligation or liability of a Person with respect to accounts, chattel paper or notes receivable sold by such Person; (i) any liability under a sale and leaseback transaction that is not a Capitalized Lease Obligation; (j) any obligation under any so called “synthetic leases;” (k) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not constitute a liability on the balance sheets of a Person; (1) all payment and reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; (m) all liabilities of such Person in respect of unfunded vested benefits under any Plan; (n) all net Hedge Obligations of such Person, valued at the Hedge Termination Value thereof; and (o) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interests in such Person or any other Person, valued, in the case of redeemable preferred stock interests, at the greater of its voluntary or involuntary liquidation preference plus all accrued and unpaid dividends.

For all purposes, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person.

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“Debt Service Coverage Ratio” means, as of the date of determination, for Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP, the ratio of (a) the sum of (i) Net Investment Income for the period of four consecutive fiscal quarters ending on such date plus (ii) Cash Interest Expense for the period of four consecutive fiscal quarters ending on such date, divided by (b) the Coverage Amount; provided, however, without duplication, all components of the Debt Service Coverage Ratio (other than clause (a) of the definition of Coverage Amount) for the fiscal quarter ending September 30, 2014 and the two fiscal quarters immediately thereafter shall be annualized as provided in the definitions of such components.

“Debtor Relief Laws” means Title 11 of the United States Code, as now or hereafter in effect, or any other applicable law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, assignment for the benefit of creditors, moratorium, arrangement or composition, extension or adjustment of debts, or similar Laws affecting the rights of creditors.

“Default” means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

“Default Interest Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Margin, if any, applicable to a Base Rate Portion plus (c) two percent (2%) per annum; provided, however, that with respect to a Term SOFR Portion, the Default Interest Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Portion plus two percent (2%) per annum; provided, however, in no event shall the Default Interest Rate exceed the Maximum Rate.

“Defaulting Lender” means, subject to Section 12.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified Borrower or Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrower, to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder {provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 12.22(b)) upon delivery of written notice of such determination to Borrower and each Lender.

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“Disposition” means any sale, lease, sub-lease, transfer, assignment, conveyance, release, loss or other disposition, or entry into any contract the performance of which would result in any of the foregoing, of any interest in Property, or of any interest in a Subsidiary that owns Property, in any transaction or event or series of transactions or events, and “Dispose” has the correlative meaning thereto.

“Dollars” and “$” mean lawful money of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.8(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.8(b)(iii)).

“Eligible Regulatory Capital Bank” means any bank or bank holding company listed in Schedule 1.2 attached hereto, which may be amended by Administrative Agent from time to time in its commercially reasonable discretion.

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“Eligible Regulatory Capital Security” means a Regulatory Capital Transaction Security (a)(i) which has been issued or guaranteed by an Eligible Regulatory Capital Bank or a bank subsidiary of an Eligible Regulatory Capital Bank, or (ii) whose cash deposits are held by an Eligible Regulatory Capital Bank in an amount no less than the face amount of the aggregate amount of such regulatory security, (b) if issued by a special purpose vehicle, such special purpose vehicle has no additional creditors (except in di minimis amounts necessary for the administration of such special purpose vehicle) and such Regulatory Capital Transaction Security has prohibitions on the incurrence of additional debt, and (c) has no single reference portfolio position which exceeds more than 3.50% of the reference portfolio of such Eligible Regulatory Capital Security.

“Eligible Securities” means any Portfolio Investment of Borrower that meets all of the criteria set forth below:

(a)           such Portfolio Investment is free and clear of any Adverse Claims,

(b)           the Administrative Agent has, for the benefit of the Secured Parties, a first priority perfected security interest in such Portfolio Investment pursuant to the Security Documents securing the obligations of the Obligated Parties under the Loan Documents,

(c)           such Portfolio Investment is not comprised of options, warrants, puts, calls, strips, repurchase agreements (other than Permitted Treasury Repos), reverse repurchase agreements or similar securities,

(d)           if such Portfolio Investment is not a “restricted security” under the Securities Act, (x) such Portfolio Investment is not subject to any restriction on transfer and (y) has not become materially unmarketable, due to a Change in Law, as determined by the Administrative Agent in its reasonable discretion,

(e)           if such Portfolio Investment is a “restricted security” under the Securities Act (w) such Portfolio Investment is a security which is eligible to be sold pursuant to Rule 144A promulgated by the SEC (“Rule 144A”) (x) reasonably current financial information on the issuer of such Portfolio Investment required for a sale under Rule 144A is publicly available in a form that satisfies the current information requirements of Rule 144A, (y) such Portfolio Investment has not become materially unmarketable, due to a Change in Law, as determined by the Administrative Agent in its reasonable discretion and (z) such Portfolio Investment is not subject to any restriction on transfer (excluding restrictions set forth in the Securities Act or Exchange Act in effect on the Closing Date),

(f)           such Portfolio Investment is legally available to be pledged or hypothecated by Borrower to the Administrative Agent pursuant to this Agreement,

(g)           (i) if such Portfolio Investment is a debt instrument or equity security, such Portfolio Investment is not (A) in default, (B) deferring payment or (C) non-paying for any reason, or (ii) if such Portfolio Investment is a CDO, the debt instrument or equity security that is securing such CDO is not (A) in default, (B) deferring payment or (C) non-paying for any reason, provided that if only a portion of the collateral securing such CDO is (A) in default, (B) deferring payment or (C) non-paying for any reason (each such portion, a “Non-Performing Portion”), only such Non-Performing Portion shall be excluded from the definition of “Eligible Securities”,

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(h)           such Portfolio Investment is held in the Collateral Account,

(i)           the Portfolio Company of such Portfolio Investment (i) is not the subject of any bankruptcy arrangement, receivership, conservatorship, reorganization proceeding or other proceeding for relief of debtors, (ii) is not insolvent, and (iii) has not admitted its inability to pay its debts generally,

(j)           such Portfolio Investment is not issued by Affiliates of the Administrative Agent or any Lender,

(k)           such Portfolio Investment is permitted to be purchased or held by Borrower in accordance with Borrower’s Investment Policies and Restrictions,

(l)           if such Portfolio Investment is a CDO backed by TruPS, the collateral securing such CDO shall be rated investment grade by one or more nationally recognized statistical rating organizations, provided that if only a portion of the collateral securing such CDO is not rated investment grade by one or more nationally recognized statistical rating organizations (each such portion, a “Non-Investment Grade Portion”), only such Non-Investment Grade Portion shall be excluded from the definition of “Eligible Securities”,

(m)           if such Portfolio Investment is issued by a bank or a bank holding company, or is collateralized by common equity securities issued by a bank or a bank holding company and such bank or bank holding company is not a Publicly- Traded Bank or Bank Holding Company with Average Assets of at least $50,000,000,000, then the bank or the bank subsidiary of such bank holding company, as applicable, shall have exhibited all of the following characteristics in the immediately preceding fiscal quarter:

(a)           a Texas Ratio of less than 60%;

(b)           a Return on Average Assets Ratio on a rolling four-quarter basis of no less than 0.35%; and

(c)           it is Well Capitalized; and

(n)           unless otherwise approved in writing by Administrative Agent, the issuer of any security shall not be in “troubled condition” as defined by 12 C.F.R. 225.71(d) or 12 C.F.R. 303.101(b) or otherwise subject to any directive, written agreement, condition, order or other document enforceable under 12 U.S.C. 1818 (“Orders”) by any Bank Regulatory Authority, provided the securities listed on Schedule 1.1 to the Credit Agreement will not have to satisfy the requirement in this clause (n), so long as (i) the number of shares/units of such securities does not exceed the number set forth on such Schedule 1.1 and (ii) no negative modifications (positive changes lessening Orders are acceptable) to the existing Orders and no new Orders shall become effective with respect to the issuer of such securities, and provided further that the “troubled condition” status or the Order must be publicly available information;

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For the avoidance of doubt, convertible preferred securities shall not be deemed to be options and therefore shall not be excluded by reason of clause (c) of this definition.

“Environmental Laws” means any and all federal, state, and local Laws, regulations, judicial decisions, orders, decrees, plans, rules, permits, licenses, and other governmental restrictions and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., and the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.

“Environmental Liabilities” means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its Affiliates.

“Equity Issuance “ has the meaning set forth in Section 8.6.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as an Obligated Party or is under common control (within the meaning of Section 414(c) of the Code and Sections 414(m) and (o) of the Code for purposes of the provisions relating to Section 412 of the Code) with an Obligated Party.

“ERISA Event” means (a) a Reportable Event with respect to a Plan, (b) a withdrawal by any Obligated Party or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by any Obligated Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, (f) the imposition of any liability to the PBGC under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligated Party or any ERISA Affiliate, (g) the failure of any Obligated Party or ERISA Affiliate to meet any funding obligations with respect to any Plan or Multiemployer Plan, or (h) a Plan becomes subject to the at-risk requirements in Section 303 of ERISA and Section 430 of the Code.

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“Erroneous Payment” has the meaning set forth in Section 11.13(a).

“Erroneous Payment Deficiency Assignment” has the meaning set forth in Section 11.13(d).

“Erroneous Payment Impacted Class” has the meaning set forth in Section 11.13(d).

“Erroneous Payment Return Deficiency” has the meaning set forth in Section 11.13(d).

“Erroneous Payment Subrogation Rights” has the meaning set forth in Section 11.13(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 10.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keep well, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by Borrower or any other Guarantor) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a Lien, becomes effective with respect to such Swap Obligation, If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 3.6(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.4, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.4(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

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“Fair Market Valuation Report” means that certain valuation report consisting of summary information used by Borrower’s internal management, board of directors, audit committee and Borrower’s auditors to determine the fair market value of any asset in accordance with GAAP and the Investment Company Act, certified by a Responsible Officer as prepared in compliance with the Valuation Procedures and the Investment Company Act.

“Fair Market Value” means with respect to any Publicly-Traded Security, (a) as of the date of acquisition of such Publicly-Traded Security, the closing share price of such Publicly-Traded Security as of such day and (b) as of the last trading day of each fiscal quarter, the closing share price of such Publicly-Traded Security as of such day.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FDIA” means the Federal Deposit Insurance Act of 1933, as amended from time to time, and the regulations promulgated pursuant thereto.

“FDIC” means the Federal Deposit Insurance Corporation, or any successor thereto.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York, on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent on such day on such transactions as determined by Administrative Agent; provided, however, if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement

“Fee Letter” means the separate Proposal Letter dated as of March 23, 2022, between Arrowmark and Texas Capital Bank and any other fee letter among Borrower and Administrative Agent, Arranger and/or Texas Capital Bank concerning fees to be paid by Borrower in connection with this Agreement including any amendments, restatements, supplements or modifications thereof. By its execution of this Agreement, each Lender acknowledges and agrees that Administrative Agent, Arranger and/or Texas Capital Bank may elect to treat as confidential and not share with Lenders any Fee Letters executed from time to time in connection with this Agreement.

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“FFIEC” means the Federal Financial Institutions Examination Council, or any successor thereto.

“Financial Covenant” means the financial covenant set forth in Section 9.1.

“Fitch” means Fitch, Inc. and any successor thereto.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the Closing Date, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate.

“Foreign Lender” means (a) if Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if Borrower is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which Borrower is resident for tax purposes.

“FRB” means the Board of Governors of the Federal Reserve System.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, tribal body or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), and any group or body charged with setting financial accounting or regulatory capital rules or standards (including without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Governmental Guaranty” means any guaranty or other agreement by which (a) the FDIC or FRB agrees to indemnify such Person or any Subsidiary of such Person for any loss related to any asset of any Subsidiary of such Person acquired by such Subsidiary from the FDIC, and (b) any agency not described in clause (a) of the federal government of the United States of America which agrees to indemnify such Person or any Subsidiary of such Person for any loss related to any asset of such Person or a Subsidiary of such Person and which indemnity is backed by the full faith and credit of the federal government of the United States of America.

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“Guarantee” by any Person means any obligation or liability, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person as well as any obligation or liability, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or liability (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to operate Property, to take-or-pay, or to maintain net worth or working capital or other financial statement conditions or otherwise) or (b) entered into for the purpose of indemnifying or assuring in any other manner the obligee of such Debt or other obligation or liability of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means each Person who from time to time Guarantees all or any part of the Obligations under the Loan Documents, and “Guarantor” means any one of the Guarantors.

“Guaranty” means a written guaranty of each Guarantor in favor of Administrative Agent, for the benefit of Lenders, in form and substance satisfactory to Administrative Agent.

“Hazardous Material” means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

“Hedge Agreement” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules and annexes, a “Master Agreement”) and (c) any and all Master Agreements and any and all related confirmations.

“Hedge Obligations” means, at any time with respect to any Person, all indebtedness, liabilities, and obligations of such Person under or in connection with any Hedge Agreement, whether actual or contingent, due or to become due and existing or arising from time to time.

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“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and settlement amounts, early termination amounts or termination value(s) determined in accordance therewith, such settlement amounts, early termination amounts or termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more commercially reasonable mid-market or other readily available quotations provided by any dealer which is a party to such Hedge Agreement or any other recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Increase Effective Date” has the meaning set forth in Section 2.8(c).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Information” has the meaning set forth in Section 12.25.

“Intellectual Property” means all copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses and other types of intellectual property, in whatever form, now owned or hereafter acquired.

“Interest Period” means with respect to any Term SOFR Portion, the period commencing on the date such Portion becomes a Term SOFR Portion (whether by the making of a Loan or its continuation or conversion) and ending on the numerically corresponding day in the calendar month that is one (1), three (3) or six (6) months thereafter (in each case subject to the availability of the Term SOFR Rate for such period), as Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a SOFR Business Day, such Interest Period shall be extended to the next succeeding SOFR Business Day unless such next succeeding SOFR Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding SOFR Business Day, and (b) any Interest Period pertaining to a Term SOFR Portion that commences on the last SOFR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last SOFR Business Day of the last calendar month of such Interest Period.

“Interest Rate” means the rate equal to the lesser of (a) the Maximum Rate and (b) the Applicable Rate.

“Investment Advisor” means ArrowMark Asset Management, LLC, a Delaware limited liability company.

“Investment Company Act” means the Investment Company Act of 1940 as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

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“Investment Grade Rating” means as applicable to each rating agency, (a) a senior unsecured debt rating of “Baa3” or better by Moody’s, (b) a long term issuer credit rating of “BBB“ or better by S&P, (c) an issuer default rating of “BBB-” or better by Fitch, or (d) the equivalent investment grade debt rating of another rating agency approved by the Administrative Agent in its sole discretion.

“Investment Policies and Restrictions” means, with respect to Borrower, the provisions dealing with objectives, policies and restrictions relating to investment and borrowing by Borrower, as set forth in the Borrower’s Prospectus and as modified as permitted under this Agreement, or such other objectives, policies and restrictions as are otherwise consented to in writing by the Administrative Agent and the Lenders.

“IRS” means the Internal Revenue Service or any entity succeeding to all or any of its functions.

“Laws” means, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administrative thereof by any Governmental Authority charged with the enforcement, interpretation or administrative thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” and “Lenders” have the meanings set forth in the introductory paragraph hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrower and Administrative Agent.

“Lien” means, as to any Property of any Person, (a) any lien, mortgage, security interest, tax lien, pledge, charge, hypothecation, collateral assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise, affecting such Property and (b) the signing or filing of a financing statement which names the Person as debtor or the signing of any security agreement or the signing of any document authorizing a secured party to file any financing statement which names such Person as debtor.

“Loan” means an extension of credit by a Lender to Borrower under Article 2 in the form of a Revolving Credit Loan.

“Loan and Lease Allowance” means, as of any date of determination, as determined on a consolidated basis for the applicable Person and its subsidiaries and in accordance with GAAP, the aggregate amount of the allowance for loan and lease losses of such Person, as reported on the Regulatory Capital Schedule of their respective Call Report applicable to such period.

“Loan Documents” means this Agreement, the Guaranty, the Security Documents, the Notes, and all other promissory notes, security agreements, deeds of trust, assignments, letters of credit, guaranties, and other instruments, documents, or agreements executed and delivered pursuant to or in connection with this Agreement or the Security Documents; provided that the term “Loan Documents” shall not include any Bank Product Agreement.

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“Loss” has the meaning set forth in Section 7.5(c).

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Market Value” means, as of any date of determination, in respect of any asset of Borrower and its Restricted Subsidiaries, the lesser of (a) the market value assigned to such asset pursuant to Borrower’s Fair Market Valuation Report and (b) the market value assigned to such asset pursuant to the Third-Party Valuation Report; provided that, in each case, (i) such Market Value shall be computed in accordance with the Valuation Procedures and Applicable Law, including, without limitation, the Investment Company Act and (ii) the Market Value of any asset shall be net of Borrower and its Restricted Subsidiaries’ liabilities relating thereto, including without limitation all of Borrower’s and its Restricted Subsidiaries’ obligations to pay any unpaid portion of the purchase price thereof, but excluding any liabilities under this Agreement. Notwithstanding the foregoing, if on any date of determination, a current Third-Party Valuation Report is not available, the Market Value of an asset shall be determined using the lesser of (x) the actual cost of such asset and (y) the market value of such asset determined pursuant to clause (a) of the previous sentence.

“Material Adverse Event” means any act, event, condition, or circumstance which could reasonably materially and adversely affect (a) the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of Borrower or Borrower and its Restricted Subsidiaries, taken as a whole; (b) the ability of any Obligated Party to perform its obligations under any Loan Document to which it is a party; (c) the legality, validity, binding effect or enforceability against any Obligated Party of any Loan Document to which it is a party; or (d) the rights, remedies and benefits available to, or conferred upon, Administrative Agent or any other Secured Party under any Loan Document.

“Maturity Date” means May 27, 2025, or such earlier date on which the Revolving Credit Commitment of each Revolving Credit Lender terminates as provided in this Agreement; provided that if the maturity of the Revolving Credit Loans are extended subject to Section 2.6, then the Maturity Date shall be the date to which the Revolving Credit Loans are so extended. In either case, if such date is not a Business Day, the Maturity Date shall be the next succeeding Business Day

“Maximum Rate” means, at all times, the maximum rate of interest which may be charged, contracted for, taken, received or reserved by Lenders in accordance with applicable Texas law (or applicable United States federal law to the extent that such law permits Lenders to charge, contract for, receive or reserve a greater amount of interest than under Texas law). The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate.

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“Mercer Capital” means Mercer Capital, Inc., a Delaware corporation.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions are being made or have been made by, or for which there is an obligation to make by or there is any liability, contingent or otherwise, with respect to an Obligated Party or any ERISA Affiliate and which is covered by Title IV of ERISA.

“Net Cash Proceeds” means with respect to the sale of any asset by Borrower or any Restricted Subsidiary or issuance of Debt by such Person or any Equity Issuance, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such sale or issuance (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Debt that is secured by such asset and that is required to be repaid in connection with the sale thereof (other than Debt under the Loan Documents), (B) the out-of-pocket expenses incurred by Borrower or any Restricted Subsidiary in connection with such sale or issuance and (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant asset sale or issuance as a result of any gain recognized in connection therewith.

“Net Investment Income” means, for Borrower and its Restricted Subsidiaries for any period, the sum of (a)(i) all interest income, (ii) dividend income, and (iii) all fees earned on Eligible Securities, in each case actually accrued or received by Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP minus (b) the sum of (i) all Advisory Fees, (ii) ABA affiliate fees, (iii) total administration fees and expenses, (iv) if applicable, Cash Income Tax Expense of Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP and (v) any other cash-based expense (including, without limitation, Cash Interest Expense).

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 12.10 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Performing Assets” means, at any date, as determined on a consolidated basis for the applicable-Person and in accordance with GAAP, the aggregate amount of (a) all non-accrual loans (net of the amount (without duplication) payable to the applicable Person with respect to such asset pursuant to any Governmental Guaranty), (b) all loans that are ninety (90) days or more past due and that are still accruing interest (net of the amount (without duplication) payable to the applicable Person with respect to such asset pursuant to any Governmental Guaranty), (c) all other real estate owned (OREO (as defined by the applicable Bank Regulatory Authority)) (net of the amount (without duplication) payable to the applicable Person with respect to such asset pursuant to any Governmental Guaranty), (d) all other repossessed assets (net of the amount (without duplication) payable to the applicable Person with respect to such asset pursuant to any Governmental Guaranty), and (e) all loans that were restructured in troubled debt restructurings (net of the amount (without duplication) payable to the applicable Person with respect to such asset pursuant to any Governmental Guaranty).

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“Non-Performing Portfolio Investments” means (i) with respect to a Portfolio Investment that is a debt instrument or equity security, Portfolio Investments which are (A) in default, (B) deferring payment or (C) non-paying for any reason, and (ii) with respect to a Portfolio Investment that is a CDO, the debt instrument or equity security that is securing such CDO is (A) in default, (B) deferring payment or (C) non-paying for any reason. For the avoidance of doubt, with respect to clause (ii) above, only those debt instruments or equity securities which secure such CDO and are (A) in default, (B) deferring payment or (C) non-paying for any reason shall be “Non-Performing Portfolio Investments.”

“Notes” means, collectively, the Revolving Credit Notes, and “Note” means any one of the Notes.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligated Party” means Borrower, each Guarantor or any other Person who is or becomes party to any agreement that obligates such Person to pay or perform, or that Guarantees or secures payment or performance of, the Obligations under the Loan Documents or any part thereof.

“Obligations” means all obligations, indebtedness, and liabilities of Borrower, each Guarantor and any other Obligated Party to Administrative Agent, each Lender and any Affiliates of Administrative Agent or any Lender now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, arising under or pursuant to this Agreement, the other Loan Documents, any Bank Product Agreements, and all interest accruing thereon (whether a claim for post-filing or post-petition interest is allowed in any bankruptcy, insolvency, reorganization or similar proceeding) and all attorneys’ fees and other expenses incurred in the enforcement or collection thereof; provided that, as to any Guarantor, the “Obligations” shall exclude any Excluded Swap Obligations of such Guarantor.

“OCC” means the Office of the Comptroller of the Currency, or any agency succeeding to any of its principal functions.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

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“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.6).

“Outstanding Amount” means, with respect to the Revolving Credit Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans occurring on such date.

“Participant” means any Person (other than a natural Person, a Defaulting Lender, or Borrower or any of Borrower’s Affiliates or Subsidiaries or any other Obligated Party) to which a participation is sold by any Lender in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it).

“Participant Register” means a register in the United States on which each Lender that sells a participation enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56, signed into law October 26, 2001).

“Payment Date” means (a) in respect of each Base Rate Portion, the last day of each and every calendar quarter during the term of this Agreement and the Maturity Date, (b) in respect of each Term SOFR Portion, the last day of each Interest Period applicable to such Term SOFR Portion (or the day that is three (3) months after the first day of such Interest Period if such Interest Period has a length of more than three (3) months) and the Maturity Date, and (c) in respect of each Daily Simple SOFR Loan, the first day of each and every calendar month during the term of this Agreement and the Maturity Date.

“Payment Recipient” has the meaning assigned to it in Section 11.13(a)

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

“Permitted Liens” means those Liens permitted by Section 8.2.

“Permitted Treasury Repos” means repurchase obligations for underlying securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality of thereof, having maturities of not more than one hundred and twenty (120) days from the date of acquisition; provided such repurchase obligations are entered into with any commercial bank having combined capital and surplus in excess of $250,000,000.

“Person” means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity, and shall include such Person’s heirs, administrators, personal representatives, executors, successors and assigns.

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“Plan” means any employee benefit or other plan, other than a Multiemployer Plan, established or maintained by, or for which there is an obligation to make contributions by or there is any liability, contingent or otherwise with respect to Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA or subject to Section 412 of the Code.

“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“Portfolio Company” means the issuer or obligor under any Portfolio Investment held by Borrower.

“Portfolio Investment” means any investment held by Borrower in its asset portfolio consisting of TARP Preferred Securities, debt instruments issued by banks or bank holding companies, CDOs backed by TruPS and other preferred (including convertible preferred), Regulatory Capital Transaction Securities and common equity securities issued by banks or bank holding companies, debt instruments collateralized by common equity securities issued by banks or bank holding companies and any Publicly-Traded Securities.

“Portion” means any principal amount of any Loan bearing interest based upon the Base Rate or Term SOFR Rate.”Prime Rate” means the rate of interest per annum publicly announced from time to time by Texas Capital Bank as its prime rate in effect at its Principal Office; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by Texas Capital Bank as a general reference rate of interest, taking into account such factors as Texas Capital Bank may deem appropriate; it being understood that many of Texas Capital Bank’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that Texas Capital Bank may make various commercial or other loans at rates of interest having no relationship to such rate.

“Principal Office” means the principal office of Administrative Agent, presently located at the address set forth on Schedule 12.11.

“Prohibited Transaction” means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or any other assets owned, operated or leased by such Person.

“Publicly-Traded Bank or Bank Holding Company with Average Assets of at least $50,000,000,000” means a Qualifying Money Center Bank that is domiciled in, and having its principal place of business in, the United States of America.

“Publicly-Traded Securities” means securities (other than Eligible Securities) (including, but not limited to, securities of financial institutions) (a) constituting common equity securities, (b) issued by a bank or a bank holding company domiciled in, and having its principal place of business in, the United States of America with a market capitalization of at least $500,000,000, (c) that are publicly traded, (d) priced in Dollars, (e) having a price per share or other unit of at least $5.00, and (f) issued by a Publicly-Traded Bank or Bank Holding Company with Average Assets of at least $50,000,000,000 or otherwise satisfy the criteria set forth in clause (m) of the “Eligible Securities” definition contained herein. If securities do not meet the requirements set forth in clauses (a) through (f) above, Borrower may request that Administrative Agent approve their inclusion in the Borrowing Base, which response shall be communicated to Borrower within three Business Days from the date Borrower submits a written request to Administrative Agent for such approval; provided, that the Administrative Agent’s failure to respond to such request within such three day period shall be deemed to be a denial of such request. It being further understood that equity securities of iShares Preferred and Income Securities ETF (NASDAQ: PFF) qualify as Publicly-Traded Securities.

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“Qualifying Money Center Bank” means a bank or bank holding company that (a) has Average Assets of at least $50,000,000,000 (or Dollar equivalent), (b) has issued common equity securities which are publicly traded, (c) has an Investment Grade Rating from at least three (3) rating agencies (or if such issuer has not been rated by more than two (2) rating agencies, from at least two (2) rating agencies), (d) is subject to regulations by a Governmental Authority that are modeled after or otherwise consistent with Basel II, Basel 2.5 or Basel III, (e) has an SNL ID, and (f) is Well Capitalized.

“Recipient” means Administrative Agent, and any Lender, as applicable.

“Reference Time” means, with respect to any setting of the then-current Benchmark, the time determined by Administrative Agent in its reasonable discretion.

“Register” means a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulatory Capital Transaction Securities” means securities (other than Eligible Securities) (including, but not limited to, securities of financial institutions) (a) that are tranched and provide regulatory capital relief to regulated banks, (b) issued by banks, Subsidiaries of banks or a special purpose vehicle formed by a bank or Subsidiary of a bank and (c) that are tradeable on the secondary market. If securities do not meet the requirements set forth in clauses (a) through (c) of this definition, Borrower may request that Administrative Agent approve their inclusion in the Borrowing Base, which response shall be communicated to Borrower within three Business Days from the date Borrower submits a written request to Administrative Agent for such approval; provided, that the Administrative Agent’s failure to respond to such request within such three day period shall be deemed to be a denial of such request.

“Related Indebtedness” means any and all indebtedness paid or payable by Borrower to Administrative Agent or any Lender pursuant to any Loan Document other than any Note.

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“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or Property.

“Relevant Governmental Body” means the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto.

“Remedial Action” means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

“Removal Effective Date” has the meaning set forth in Section 11.6(b).

“Reportable Event” means any of the events set forth in Section 4043 of ERISA.

“Required Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Revolving Credit Exposure of all Revolving Credit Lenders and (b) aggregate unused Revolving Credit Commitments; provided that, if one Revolving Credit Lender holds more than 50% but less than 100% of the sum of the Revolving Credit Exposure and the unused Revolving Credit Commitments at such time, subject to the last sentence of Section 12.10, Required Lenders shall be at least two Revolving Credit Lenders. The unused Revolving Credit Commitment of, and the portion of the Revolving Credit Exposure of all Revolving Credit Lenders held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Resignation Effective Date” has the meaning set forth in Section 11.6(a).

“Responsible Officer” means the chief executive officer, president, chief financial officer, or treasurer of an Obligated Party or any Person designated by a Responsible Officer to act on behalf of a Responsible Officer; provided that such designated Person may not designate any other Person to be a Responsible Officer. Any document delivered hereunder that is signed by a Responsible Officer of an Obligated Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of Obligated Party.

“Restricted Period” means each and every period commencing upon the occurrence of a Restricted Period Trigger Date and continuing until such date that (a) there exists no Default on such date, and (b) the Borrower has delivered a Compliance Certificate as required by, and in accordance with the terms of, Section 7.1(c) for a quarterly period that ended after the most recent Restricted Period Trigger Date, demonstrating that (i) there existed no Default on the last day of the fiscal quarter for which such Compliance Certificate was delivered and (ii) the Debt Service Coverage Ratio was greater than or equal to 1.25 to 1.00 on the last day of fiscal quarter for which such Compliance Certificate was delivered; provided that at any time after the occurrence of a Restricted Period Trigger Date and before such Restricted Period ends if (x) the Non-Performing Portfolio Investments of Borrower and its Restricted Subsidiaries comprise 4% or more of the total assets of the Borrower and its Restricted Subsidiaries or (y) Borrower fails to comply with Sections 2.7(e) or 7.1(q), then such Restricted Period shall immediately terminate and an Event of Default shall exist.

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For the avoidance of doubt, for a Restricted Period to end, the Compliance Certificate required to be delivered demonstrating that the Debt Service Coverage Ratio was greater than or equal to 1.25 to 1.00 must be the quarterly or annual Compliance Certificate required to be delivered by Section 7.1(c), and there must not have been a Restricted Period Trigger Date since the last day of the applicable fiscal quarter or year for which such Compliance Certificate was delivered.

“Restricted Period Trigger Date” means the first day on which the Debt Service Coverage Ratio is less than 1.25 to 1.00 but greater than 1.15 to 1.00.

“Restricted Subsidiary” means (unless designated an “Unrestricted Subsidiary” in accordance with the terms of the definition of “Unrestricted Subsidiary”), each Subsidiary of the Borrower which is not otherwise designated a “Borrower” in accordance with the terms of this Agreement, which such Subsidiary shall also be a Guarantor, To the extent that (a) there exists no Default prior to and/or after giving effect thereto, and (b) any Unrestricted Subsidiary (i) executes a Guaranty of the Obligations, (ii) has 100% of its equity interests pledged to secure the Obligations, (iii) grants a Lien in its assets to secure the Obligations, and (iv) has no existing Debt or Liens at the time of designation as a Restricted Subsidiary that would not have been permitted to be incurred or exist under Sections 8.1 and 8.2 if such Unrestricted Subsidiary had been a Restricted Subsidiary at the time of its incurrence, then after such notice to the Administrative Agent that such conditions have been met, such Unrestricted Subsidiary shall thereafter be included in the definition of Restricted Subsidiaries and treated as such, and shall not be included in the definition of Unrestricted Subsidiary.

“Return of Capital” means (a) any cash amount (and net cash proceeds of any noncash amount) received by any Obligated Party at any time in respect of the outstanding principal of any Portfolio Investment (whether at stated maturity, by acceleration or otherwise), (b) without duplication of amounts received under clause (a), any net cash proceeds (including net cash proceeds of any noncash consideration) received by any Obligated Party at any time from the sale of any property or assets pledged as collateral in respect of any Portfolio Investment to the extent such net cash proceeds are less than or equal to the outstanding principal balance of such Portfolio Investment, (c) any cash amount (and net cash proceeds of any noncash amount) received by any Obligated Party at any time in respect of any Portfolio Investment that is an equity interest (i) upon the liquidation or dissolution of the issuer of such Portfolio Investment, (ii)as a distribution of capital made on or in respect of such Portfolio Investment, or (iii) pursuant to the recapitalization or reclassification of the capital of the issuer of such Portfolio Investment or pursuant to the reorganization of such issuer or (d) any similar return of capital received by any Obligated Party in cash (and net cash proceeds of any noncash amount) in respect of any Portfolio Investment.

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“Return on Average Assets Ratio” means, for the most recently completed four fiscal quarters of the applicable issuer, the ratio (expressed as a percentage rounded to two decimal places) of (a) Consolidated Net Income of such issuer, to (b) Average Assets of such issuer.

“Revolving Credit Availability” means, as of any date, the difference between (a) an amount equal to the lesser of (i) the Borrowing Base in effect on such date and (ii) the aggregate amount of the Commitments of the Revolving Credit Lenders on such date less (b) the total Revolving Credit Exposure of the Revolving Credit Lenders on such date.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Term SOFR Portions, having the same Interest Period, made by each of the Revolving Credit Lenders pursuant to Section 2.1.

“Revolving Credit Borrowing Request” means a writing, substantially in the form of Exhibit D, properly completed and signed by Borrower, requesting a Revolving Credit Borrowing.

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to make Revolving Credit Loans to Borrower pursuant to Section 2.1(a), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, (a) at any time prior to the termination of the Revolving Credit Commitments, any Lender that has a Revolving Credit Commitment at such time, and (b) at any time after the termination of the Revolving Credit Commitments, any Lender that has Revolving Credit Exposure at such time.

“Revolving Credit Loan” has the meaning set forth in Section 2.1(a).

“Revolving Credit Note” means a promissory note made by Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form of Exhibit E.

“Revolving Facility Increase “ has the meaning set forth in Section 2.8(a).

“RIC” means a Person qualifying for treatment as a “regulated investment company” under the Code.

CREDIT AGREEMENT – Page 33

“RICO” means the Racketeer Influenced and Corrupt Organization Act of 1970.

“S&P” means Standard & Poor’s Ratings Services, LLC, a division of The McGraw Hill Companies, Inc. and any successor thereto.

“Sanctioned Country” means, at any time, a country, region or territory which is itself (or whose government is) the subject or target of any Sanctions (including, as of the Closing Date, Cuba, Iran, North Korea, Syria and Crimea).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State or by the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons, in each case, to the extent dealings are prohibited or restricted with such Person under Sanctions or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.

“Sanctions” means economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority in which (a) Borrower or any of its Subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of the Credit Extensions will be used, or (c) from which repayment of the Obligations will be derived.

“SDN List” has the meaning set forth in Section 6.19.

“SEC” means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administering the Securities Act, the Investment Company Act or the Exchange Act.

“Secured Parties” means the collective reference to Administrative Agent, each Lender, each Bank Product Provider, and any other Person the Obligations owing to which are, or are purported to be, secured by the Collateral under the terms of the Security Documents.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provisions shall be deemed to be a reference to any successor statutory or regulatory provision.

“Security Documents” means each and every security agreement, pledge agreement, mortgage, deed of trust, control agreement or other collateral security agreement required by or delivered to Administrative Agent from time to time that purport to create a Lien in favor of any of the Secured Parties to secure payment or performance of the Obligations or any portion thereof.

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“SOFR” means, with respect to any SOFR Business Day, a rate per annum reset on each SOFR Business Day (rounded upwards to the next higher multiple of 1/16th if such rate is not such a multiple), equal to the secured overnight financing rate for such SOFR Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding SOFR Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Solvent” means, with respect to any Person, as of any date of determination, that the fair value of the assets of such Person (at fair valuation) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date, that the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured, and that, as of such date, such Person will be able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person acting in good faith.

“Subsidiary” of a Person means (a) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of other Subsidiaries of such Person or by such Person and one or more of such Subsidiaries of such Person, and (b) any other entity (i) of which at least a majority of the ownership, equity or voting interest is at the time directly or indirectly owned or controlled by one or more of such Person and other Subsidiaries of such Person and (ii) which is treated as a subsidiary in accordance with GAAP. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section la(47) of the Commodity Exchange Act.

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“TARP Preferred Securities” means preferred securities issued pursuant to the Troubled Asset Relief Program established by the Emergency Economic Stabilization Act of 2005 (Division A of Public Law 110-343).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, for the applicable Interest Period as of the time determined by Bank in its reasonable discretion, the Term SOFR Reference Rate that has been selected or recommended by the Relevant Governmental Body. If at any time Term SOFR as determined in accordance with the foregoing provisions of this definition would otherwise be less than zero, then Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Adjustment Rate” means, (i) 0.11448% for an interest period of one-month’s duration, (ii) 0.26161% for an interest period of three-month’s duration, and (iii) 0.42826% for an interest period of six-months’ duration.

“Term SOFR Portion” means each Portion bearing interest based on Term SOFR.

“Term SOFR Rate” means:

(a)           for any Interest Period with respect to a Term SOFR Portion, the rate per annum equal to the Term SOFR Reference Rate two SOFR Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published on such determination date then Term SOFR Rate means the Term SOFR Reference Rate on the first SOFR Business Day immediately prior thereto; and

(b)           for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Reference Rate with a term of one month commencing that day; provided that if the Term SOFR Rate determined in accordance with the foregoing provisions of this definition would otherwise be less than 0%, the Term SOFR Rate shall be deemed 0% for purposes of this Agreement.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Term SOFR Replacement Date” has the meaning set forth in Section 3.3(b)(vi).

“Term SOFR Transition Event” means the occurrence of any of the events described in Section 3.3(b)(vi)(A) or (B).

“Texas Capital Bank” means Texas Capital Bank, a Texas state-chartered bank, and its successors and assigns.

“Texas Ratio” means, with respect to each issuer of securities, the ratio (expressed as a percentage rounded to two decimal places) of (a) such issuer’s Non-Performing Assets to (b) (i) the aggregate amount of Tier 1 risk based capital of such issuer as at the date of determination, plus (ii) the Loan and Lease Allowance of such issuer as at the date of determination minus (iii) the aggregate amount of all disallowed goodwill and other intangible assets of such issuer as at the date of determination.

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“Third-Party Valuation Report” means a valuation report of Borrower’s assets that is less than thirteen months aged, prepared by an Approved Third-Party Appraiser in accordance with the Investment Company Act and is otherwise in form and substance satisfactory to the Administrative Agent.

“Tier 1 Capital Ratio” means, with respect to each issuer, the Tier 1 risk based capital ratio (expressed as a percentage rounded to two decimal places), determined in accordance with the then-current regulations of the applicable Bank Regulatory Authority of such issuer.

“Tier 1 Leverage Ratio” means, with respect to each issuer, the Tier 1 leverage ratio (expressed as a percentage rounded to two decimal places), determined in accordance with the then-current regulations of the applicable Bank Regulatory Authority of such issuer.

“Total Risk-Based Capital Ratio” means, with respect to each issuer, the total risk-based capital ratio (expressed as a percentage rounded to two decimal places), determined in accordance with the then-current regulations of the applicable Bank Regulatory Authority of such issuer,

“TruPS” means trust preferred securities.

“Type” means, with respect to a Portion, refers to whether such Portion is a Base Rate Portion or a Term SOFR Portion.

“UCC” means Chapters 1 through 11 of the Texas Business and Commerce Code.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Pension Liability” means the excess, if any, of (a) the funding target as defined under Section 430(d) of the Code without regard to the special at-risk rules of Section 430(i) of the Code, over (b) the value of plan assets as defined under Section 430(g)(3)(A) of the Code determined as of the last day of each calendar year, without regard to the averaging which may be allowed under Section 310(g)(3)(B) of the Code and reduced for any prefunding balance or funding standard carryover balance as defined and provided for in Section 430(f) of the Code.

“Unrestricted Subsidiary” means any direct or indirect Subsidiary of Borrower which (a) does not pledge any assets to secure the Obligations, (b) does not own any assets that comprise any part of the Borrowing Base and (c) Borrower has designated as an “Unrestricted Subsidiary” by delivering five days prior written notice to Administrative Agent (or such lesser notice as agreed to by the Administrative Agent). Each Subsidiary of an Unrestricted Subsidiary shall also be an Unrestricted Subsidiary.

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“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701 (a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.4(g)(ii)(B)(3).

“Valuation Procedures” means Borrower’s Valuation Policy approved March 2, 2022 and in effect on the date of this Agreement, a copy of which was delivered to the Administrative Agent prior to the date of this Agreement, or such other valuation policies and procedures as are otherwise consented to in writing by the Administrative Agent.

“Well Capitalized” has the meaning given to such term by the applicable Bank Regulatory Authority for such issuer from time to time but in any event shall meet or exceed the following requirements for such issuer: (i) a Total Risk-Based Capital Ratio of 10.0% or greater, (ii) a Tier 1 Capital Ratio of 8.0% or greater, (iii) a CET1 Leverage Ratio of 6.5% or greater and (iv) a Tier 1 Leverage Ratio of 5.0% or greater; provided any Community Bank that does not report the above ratios and instead reports a CBLR shall be Well Capitalized if it has a CBLR of the higher of (a) 9.0% or (b) the minimum required by the applicable Bank Regulatory Authority.

“Withholding Agent” means each of Borrower and Administrative Agent.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2.           Accounting Matters.

(a)           Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements described in Section 6.2, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Debt of Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

CREDIT AGREEMENT – Page 38

(b)           Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein, and either Borrower or the Required Lenders shall so request, Administrative Agent, Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) Borrower shall provide to Administrative Agent and Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 1.3.           ERISA Matters. If, after the date hereof, there shall occur, with respect to ERISA, the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by the PBGC or any other Governmental Authority, then either Borrower or Required Lenders may request a modification to this Agreement solely to preserve the original intent of this Agreement with respect to the provisions hereof applicable to ERISA, and the parties to this Agreement shall negotiate in good faith to complete such modification.

Section 1.4.           Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof, “herein”, and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC. Any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document). Any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. Words denoting gender shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be constructed as cumulative; the word “or” is not exclusive; the word “including” (in its various forms) means “including, without limitation”, in the computation of periods of time, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding”; and all references to money refer to the legal currency of the United States of America,

Section 1.5.           Interpretative Provision. For purposes of Section 10.1, a breach of a financial covenant contained in Article 9 shall be deemed to have occurred as of any date of determination thereof by Borrower, the Required Lenders or as of the last date of any specified measurement period, regardless of when the financial statements or the Compliance Certificate reflecting such breach are delivered to Administrative Agent.

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Section 1.6.           Times of Day. Unless otherwise specified, all references herein to times of day shall be references to central time (daylight or standard, as applicable).

Section 1.7.           Other Loan Documents. The other Loan Documents, including the Security Documents, contain representations, warranties, covenants, defaults and other provisions that are in addition to and not limited by, or a limitation of, similar provisions of this Agreement. Such provisions in such other Loan Documents may be different or more expansive than similar provisions of this Agreement and neither such differences nor such more expansive provisions shall be construed as a conflict.

Section 1.8.           Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Term SOFR or with respect to any alternative, or successor rate thereto, or replacement rate thereof (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative or successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.3, will be similar to, or produce the same value or economic equivalence of, the Term SOFR Reference Rate, Term SOFR or any other Benchmark or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes.

Section 1.9.           Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.10.           Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware Law (or any comparable event under a different jurisdiction’s Laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

ARTICLE 2
THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.1.           The Loans.

(a)           Revolving Credit Borrowings. Subject to the terms and conditions of this Agreement, each Revolving Credit Lender severally agrees to make one or more revolving credit loans (each such loan, a “Revolving Credit Loan”) to Borrower from time to time from the Closing Date until the Maturity Date for the Revolving Credit Facility in an aggregate principal amount for such Revolving Credit Lender at any time outstanding up to but not exceeding the amount of such Revolving Credit Lender’s Revolving Credit Commitment, provided that the Revolving Credit Exposure of all Revolving Credit Lenders shall not exceed the lesser of (i) the aggregate amount of the Revolving Credit Commitments of the Revolving Credit Lenders and (ii) the Borrowing Base. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, Borrower may borrow, repay, and reborrow Revolving Credit Loans hereunder.

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(b)           Borrowing Procedure. Each Revolving Credit Borrowing, each conversion of a Portion from one Type to the other, and each continuation of a Term SOFR Portion shall be made upon Borrower’s irrevocable notice to Administrative Agent, which may be given by telephone. Each such notice must be received by Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Revolving Credit Borrowing of, conversion to or continuation of a Term SOFR Portion or of any conversion of a Term SOFR Portion to a Base Rate Portion, and (ii) on the requested date of any Revolving Credit Borrowing of a Base Rate Portion. Each telephonic notice by Borrower pursuant to this Section 2.1(b) must be confirmed promptly by delivery to Administrative Agent of a written Revolving Credit Borrowing Request, appropriately completed and signed by a Responsible Officer of Borrower. Each Revolving Credit Borrowing of, conversion to or continuation of a Term SOFR Portion shall be in a principal amount of $1,000,000 or a whole multiple of $200,000 in excess thereof. Each Revolving Credit Borrowing of or conversion to a Base Rate Portion shall be in a principal amount of $250,000 or a whole multiple of $50,000 in excess thereof; provided that a Base Rate Portion may be in an amount equal to the Revolving Credit Availability. Each Revolving Credit Borrowing Request (whether telephonic or written) shall specify (i) whether Borrower is requesting a Revolving Credit Borrowing, a conversion of Portions from one Type to the other, or a continuation of Portions, (ii) the requested date of the Revolving Credit Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Portions to be borrowed, converted or continued, (iv) the Type of Portions to be borrowed or to which existing Portions are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If Borrower fails to specify a Type of Portion in a Revolving Credit Borrowing Request or if Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Portions shall be made as, or converted to, Base Rate Portions. Any such automatic conversion to Base Rate Portions shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Portions. If Borrower requests a Revolving Credit Borrowing of, conversion to, or continuation of a Term SOFR Portion in any such Revolving Credit Borrowing Request, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. Notwithstanding the foregoing, the Borrower may provide the Administrative Agent with a standing instruction letter providing for the continuation of all Term SOFR Portions upon the expiration of the respective Interest Periods with respect to such Term SOFR Portions.

(c)           Funding. Following receipt of a Revolving Credit Borrowing Request, Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Portions, and if no timely notice of a conversion or continuation is provided by Borrower, Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Portions as described in Section 2.1(b). In the case of a Revolving Credit Borrowing, each Lender shall make the amount of its Loan available to Administrative Agent in immediately available funds at Administrative Agent’s Principal Office not later than 1:00 p.m. on the Business Day specified in the applicable Revolving Credit Borrowing Request. Upon satisfaction of the applicable conditions set forth in Section 5.2 (and, if such Revolving Credit Borrowing is the initial Credit Extension, Section 5.1), Administrative Agent shall make all funds so received available to Borrower in like funds as received by Administrative Agent either by (i) crediting the account of Borrower on the books of Texas Capital Bank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Administrative Agent by Borrower.

CREDIT AGREEMENT – Page 41

(d)           Continuations and Conversions. Except as otherwise provided herein, a Term SOFR Portion may be continued or converted only on the last day of an Interest Period for such Term SOFR Portion. During the existence of a Default, (i) no Loans may be requested as, converted to or continued as Term SOFR Portion without the consent of the Required Lenders and (ii) unless repaid, each Term SOFR Portion shall be converted to a Base Rate Portion at the end of the Interest Period applicable thereto.

(e)           Notifications. Administrative Agent shall promptly notify Borrower and Lenders of the interest rate applicable to any Interest Period for Term SOFR Portions upon determination of such interest rate. At any time that Base Rate Portions are outstanding, Administrative Agent shall notify Borrower and Lenders of any change in Texas Capital Bank’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(f)           Interest Periods. After giving effect to all Revolving Credit Borrowings, all conversions of Portions from one Type to the other, and all continuations of Portions as the same Type, there shall not be more than five (5) Interest Periods concurrently in effect with respect to Term SOFR Portions.

Section 2.2.           Fees.

(a)           Fee. Borrower agrees to pay to Administrative Agent and Arranger, for the account of Administrative Agent, Arranger and each Lender, as applicable, fees, in the amounts and on the dates set forth in the Fee Letter.

(b)           Commitment Fees. Borrower agrees to pay to Administrative Agent for the account of each Revolving Credit Lender in accordance, subject to Section 12.22, with its Applicable Percentage a commitment fee on the daily average unused amount of the Revolving Credit Commitment of such Revolving Credit Lender for the period from and including the date of this Agreement to and including the Maturity Date for the Revolving Credit Facility (including at any time during which one or more of the conditions in Article 5 is not met), at a rate equal to the Applicable Margin. Accrued commitment fees shall be calculated quarterly in arrears and payable quarterly in arrears on the first day of each April, July, October, and January during the term of this Agreement and on the Maturity Date for the Revolving Credit Facility.

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Section 2.3.           Payments Generally; Administrative Agent’s Clawback.

(a)           General. All payments of principal, interest, and other amounts to be made by Borrower under this Agreement and the other Loan Documents shall be made to Administrative Agent for the account of Administrative Agent, or the pro rata accounts of the applicable Lenders, as applicable, at the Principal Office in Dollars and immediately available funds, without setoff, deduction, or counterclaim, and free and clear of all taxes at the time and in the manner provided herein. Payments by check or draft shall not constitute payment in immediately available funds until the required amount is actually received by Administrative Agent in full. Payments in immediately available funds received by Administrative Agent in the place designated for payment on a Business Day prior to 11:00 a.m. at such place of payment shall be credited prior to the close of business on the Business Day received, while payments received by Administrative Agent on a day other than a Business Day or after 11 ;00 a.m. on a Business Day shall not be credited until the next succeeding Business Day. If any payment of principal or interest on the Notes shall become due and payable on a day other than a Business Day, then such payment shall be made on the next succeeding Business Day. Any such extension of time for payment shall be included in computing interest which has accrued and shall be payable in connection with such payment. Administrative Agent is hereby authorized upon notice to Borrower to charge the account of Borrower maintained with Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder.

(b)           Funding by Lenders; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from a Lender, that such Lender will not make available to Administrative Agent such Lender’s share of a Revolving Credit Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Agreement and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Revolving Credit Borrowing available to Administrative Agent, then the applicable Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by Borrower, the interest rate applicable to the applicable Revolving Credit Borrowing. If Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its share of the applicable Revolving Credit Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent.

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(c)           Payments by Borrower; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the applicable Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each applicable Lender severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 2.4.           Evidence of Debt. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business; provided that such Lender or Administrative Agent may, in addition, request that such Loans be evidenced by the Notes. The accounts or records maintained by Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error,

Section 2.5.           Intentionally Omitted.

Section 2.6.           Interest; Payment Terms.

(a)           Revolving Credit Loans - Payment of Principal and Interest; Revolving Nature. The unpaid principal amount of each Portion of the Revolving Credit Loans shall, subject to the following sentence and Section 2.6(e), bear interest at the applicable Interest Rate. If at any time such rate of interest would exceed the Maximum Rate but for the provisions thereof limiting interest to the Maximum Rate, then any subsequent reduction shall not reduce the rate of interest on the Revolving Credit Loans below the Maximum Rate until the aggregate amount of interest accrued on the Revolving Credit Loans equals the aggregate amount of interest which would have accrued on the Revolving Credit Loans if the interest rate had not been limited by the Maximum Rate. All accrued but unpaid interest on the principal balance of the Revolving Credit Loans shall be payable on each Payment Date and on the Maturity Date for the Revolving Credit Facility, provided that interest accruing at the Default Interest Rate pursuant to Section 2.6(e) shall be payable on demand. The then Outstanding Amount of the Revolving Credit Loans and all accrued but unpaid interest thereon shall be due and payable on the Maturity Date for the Revolving Credit Facility. Notwithstanding the foregoing, the Borrower shall have the option to extend the maturity for the Revolving Credit Loans once, for one (1) year past the Maturity Date, provided that (i) such option must be exercised by delivering a written notice to Administrative Agent during the period beginning on the date fifteen (15) months prior to the Maturity Date until the date three (3) months prior to the Maturity Date, (ii) no Event of Default exist at the time such option is exercised, and (iii) Borrower shall have paid to Administrative Agent, for the benefit of the Lenders, an extension fee in the amount of 0.15% times the aggregate Revolving Credit Commitments. The unpaid principal balance of the Revolving Credit Loans at any time shall be the total amount advanced hereunder by Revolving Credit Lenders less the amount of principal payments made thereon by or for Borrower, which balance may be endorsed on the Revolving Credit Notes from time to time by Revolving Credit Lenders or otherwise noted in Revolving Credit Lenders’ and/or Administrative Agent’s records, which notations shall be, absent manifest error, conclusive evidence of the amounts owing hereunder from time to time.

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(b)           Application. Except as expressly provided herein to the contrary, all payments on the Obligations under the Loan Documents shall be applied in the following order of priority: (i) the payment or reimbursement of any expenses, costs or obligations (other than the Outstanding Amount thereof and interest thereon) for which Borrower shall be obligated or Administrative Agent, or any Lender shall be entitled pursuant to the provisions of this Agreement, the Notes or the other Loan Documents; (ii) the payment of accrued but unpaid interest thereon; and (iii) the payment of all or any portion of the principal balance thereof then outstanding hereunder as directed by Borrower. If an Event of Default exists under this Agreement, the Notes or under any of the other Loan Documents, any such payment shall be applied as provided in Section 10.3 below.

(c)           Computation Period. Interest on the Loans and all other amounts payable by Borrower hereunder on a per annum basis shall be computed on the basis of a 360-day year and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a 365-day year or 366-day year, as the case may be. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to the close of business on the Business Day received. Each determination by Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d)           Unconditional Payment. Borrower is and shall be obligated to pay all principal, interest and any and all other amounts which become payable under any of the Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction whatsoever and without any reduction for counterclaim or setoff whatsoever. If at any time any payment received by Administrative Agent hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any Debtor Relief Law, then the obligation to make such payment shall survive any cancellation or satisfaction of the Obligations under the Loan Documents and shall not be discharged or satisfied with any prior payment thereof or cancellation of such Obligations, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

(e)           Partial or Incomplete Payments. Remittances in payment of any part of the Obligations under the Loan Documents other than in the required amount in immediately available funds at the place where such Obligations are payable shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Administrative Agent in full in accordance herewith and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Administrative Agent of any payment in an amount less than the full amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default,

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(f)           Default Interest Rate. For so long as any Event of Default exists, regardless of whether or not there has been an acceleration of the Loans, (x) in respect of an Event of Default as a result of a breach of Sections 10.1(a), 10.1(e) or 10.1(f), (y) after the maturity of the Loans (whether by acceleration or otherwise) or (z) in respect of an Event of Default other than as described in clauses (x) or (y) of this Section 2.6(f), beginning three business days after delivery of written notification to the Borrower from the Administrative Agent, and in addition to all other rights and remedies of Administrative Agent or Lenders hereunder, (i) interest shall accrue on the Outstanding Amount of the Loans at the Default Interest Rate and (ii) interest shall accrue on any past due amount (other than the outstanding principal balance) at the Default Interest Rate, and such accrued interest shall be immediately due and payable. Borrower acknowledges that it would be extremely difficult or impracticable to determine Administrative Agent’s or Lenders’ actual damages resulting from any late payment or Event of Default, and such accrued interest are reasonable estimates of those damages and do not constitute a penalty.

Section 2.7.           Voluntary Termination or Reduction of Revolving Credit Commitments; Prepayments.

(a)           Voluntary Termination or Reduction of Revolving Credit Commitments. Borrower may, upon written notice to Administrative Agent, terminate the Revolving Credit Commitments, or from time to time permanently reduce the Revolving Credit Commitments; provided that (i) any such notice shall be received by Administrative Agent not later than 11:00 a.m. three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $250,000 in excess thereof, and (iii) Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Revolving Credit Exposure of all Revolving Credit Lenders would exceed the lesser of (i) the aggregate amount of the Revolving Credit Commitments of the Revolving Credit Lenders and (ii) the Borrowing Base. Administrative Agent will promptly notify Revolving Credit Lenders of any such notice of termination or reduction of the Revolving Credit Commitments. Any reduction of the Revolving Credit Commitments shall be applied to the Revolving Credit Commitment of each Revolving Credit Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination.

(b)           Voluntary Prepayments. Subject to the conditions set forth below, Borrower shall have the right, at any time and from time to time upon at least three (3) Business Days prior written notice to Administrative Agent, to prepay the principal of the Revolving Credit Loans, in full or in part. If there is a prepayment of all or any portion of the principal of the Revolving Credit Loans on or before the Maturity Date for such Loans, whether voluntary or because of acceleration or otherwise, such prepayment shall also include any and all accrued but unpaid interest on the amount of principal being so prepaid through and including the date of prepayment, plus any other sums which have become due to Lenders under the other Loan Documents on or before the date of prepayment, but which have not been fully paid.

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(c)           Mandatory Prepayment of Revolving Credit Facility for Borrowing Base Deficiency. If at any time the Revolving Credit Exposure of the Revolving Credit Lenders exceeds the Borrowing Base then in effect, then Borrower shall, within three Business Days of the occurrence of such Borrowing Base Deficiency, prepay the entire amount of such excess to Administrative Agent, for the ratable account of Revolving Credit Lenders. Each prepayment required by this Section 2.7(c) shall be applied, first, to any Base Rate Portions then outstanding, and, second, to any Term SOFR Portions then outstanding, and if more than one Term SOFR Portion is then outstanding, to such Term SOFR Portions in such order as Borrower may direct, or if Borrower fails to so direct, as Administrative Agent shall elect.

(d)           Other Mandatory Prepayments.

(i)           Concurrently with any disposition (other than dispositions expressly permitted by Section 8.8 and excluding any Return of Capital), Borrower shall use 100% of the Net Cash Proceeds of such disposition to prepay the outstanding principal of the Revolving Credit Loans. Each such mandatory prepayment shall be made and applied as provided in Section 2.7(d)(iii).

(ii)          Concurrently with the incurrence or issuance by any Obligated Party of any Debt (other than Debt expressly permitted to be incurred or issued pursuant to Section 8.1), Borrower shall prepay the Revolving Credit Loans in an amount equal to 100% of the Net Cash Proceeds thereof. Each such mandatory prepayment shall be made and applied as provided in Section 2.7(d)(iii).

(iii)         Each prepayment required by this Section 2.7(d) or any prepayment required by Section 4.4(b) shall be applied, first, to any Base Rate Portions then outstanding, and, second, to any Term SOFR Portions then outstanding, and if more than one Term SOFR Portion is then outstanding, to such Term SOFR Portions in such order as Borrower may direct, or if Borrower fails to so direct, as Administrative Agent shall elect.

(iv)           Concurrently with any Equity Issuance that occurs while a Default has occurred and is continuing, Borrower shall prepay the Revolving Credit Loans in an amount equal to 100% of the Net Cash Proceeds thereof. Each such mandatory prepayment shall be made and applied as provided in Section 2.7(d)(iii).

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(e)           Mandatory Prepayment of Revolving Credit Facility during a Restricted Period. At all times during a Restricted Period until such time as the Debt Service Coverage Ratio is equal to or greater than 1.25 to 1.00, Borrower shall prepay the Revolving Credit Loans in an amount equal to the sum of (i) 100% of the cash flow received by Borrower and its Restricted Subsidiaries during such Restricted Period plus (ii) without duplication, 100% of all Return of Capital received by Borrower and its Restricted Subsidiaries during such Restricted Period minus (iii) the minimum amounts required to be distributed to investors during such Restricted Period to allow Borrower to satisfy the minimum distribution requirements imposed by the Investment Company Act to maintain its eligibility to be taxed as a RIC minus (iv) amounts payable for third-party operating expenses during such Restricted Period minus (v) the Advisory Fee payable during such period, Each prepayment required by this Section 2.7(e) shall be applied, first, to any Base Rate Portions then outstanding, and, second, to any Term SOFR Portions then outstanding, and if more than one Term SOFR Portion is then outstanding, to such Term SOFR Portions in such order as Borrower may direct, or if Borrower fails to so direct, as Administrative Agent shall elect.

Section 2.8.           Uncommitted Increase in Revolving Credit Commitments

(a)           Request for Increase. So long as no Default or Event of Default has occurred and is continuing, upon notice to Administrative Agent (which shall promptly notify the Lenders), Borrower may from time to time, request an increase in the aggregate Revolving Credit Commitments (a “Revolving Facility Increase”) by an amount (for all such requests) not exceeding $20,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $10,000,000, (ii) Borrower may make a maximum of two such requests and (iii) no Lender shall be required or otherwise obligated to provide any portion of such Revolving Facility Increase. To achieve the full amount of a requested Revolving Facility Increase, and subject to the approval of Administrative Agent (which approvals shall not be unreasonably withheld), Borrower may (i) request that one or more Lenders increase their Revolving Credit Commitment, (ii) invite all Lenders to increase their respective Revolving Credit Commitment, and/or (iii) invite additional Eligible Assignees to become Revolving Credit Lenders pursuant to a joinder agreement in form and substance satisfactory to Administrative Agent and its counsel.

(b)           Notification by Administrative Agent; Additional Revolving Credit Lenders. In the event the Borrower invites all Revolving Credit Lenders to increase their respective Revolving Credit Commitment, then at the time of sending such notice, Borrower (in consultation with Administrative Agent) shall specify the time period within which each Revolving Credit Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Revolving Credit Lenders). Each Revolving Credit Lender shall notify Administrative Agent within such time period whether or not it agrees to increase its Revolving Credit Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Revolving Credit Lender not responding within such time period shall be deemed to have declined to increase its Revolving Credit Commitment. Administrative Agent shall notify Borrower and each Lender of the Revolving Credit Lenders’ responses to each request made hereunder.

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(c)           Effective Date and Allocations. If the Revolving Credit Commitments are increased in accordance with this Section, Administrative Agent and Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. Administrative Agent shall promptly notify Borrower and the Lenders of the details of the final allocation of such increase and the Increase Effective Date.

(d)           Conditions to Effectiveness of Increase. As a condition precedent to such increase, Borrower shall deliver to Administrative Agent a certificate of Borrower dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of Borrower, in form and substance satisfactory to Administrative Agent, (i) certifying and attaching the resolutions adopted by Borrower approving or consenting to such increase, and (ii) in the case of Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Section 5.2 and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.8, the representations and warranties contained in subsections (a) and (b) of Section 7.1 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 7.1, and (B) no Default exists.

(e)           Pro Rata Treatment; Etc. On the Increase Effective Date, (i) any Lender increasing (or, in the case of any newly added Lender, extending) its Revolving Credit Commitment shall make available to Administrative Agent such amounts in immediately available funds as Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase or addition and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Credit Loans of all the Lenders to equal its revised Applicable Percentage of such outstanding Revolving Credit Loans, and Administrative Agent shall make such other adjustments among the Lenders with respect to the Revolving Credit Loans then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of Administrative Agent, in order to effect such reallocation and (ii) the Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Credit Loans as of the date of any increase (or addition) in the Revolving Credit Commitments (with such reborrowing to consist of the Types of Revolving Credit Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower, in accordance with the requirements of Section 2.1(b)). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Term SOFR Portion, shall be subject to the provisions of Section 3.5 if the deemed payment occurs other than on the last day of the related Interest Periods. Within a reasonable time after the effective date of any increase or addition, Administrative Agent shall, and is hereby authorized and directed to, revise Schedule 2.1 to reflect such increase or addition and shall distribute such revised Schedule 2.1 to each of the Lenders and the Borrower, whereupon such revised Schedule 2.1 shall replace the old Schedule 2.1 and become part of this Agreement.

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(f)           Conflicting Provisions. This Section shall supersede any provisions in Section 12.10 or 12.23 to the contrary.

ARTICLE 3
TAXES, YIELD PROTECTION AND INDEMNITY

Section 3.1.           Increased Costs.

(a)           Increased Costs Generally. If any Change in Law shall:

(i)           impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Term SOFR Rate);

(ii)           subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)           Capital or Liquidity Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)           Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Sections 3.1(a) or (b) and delivered to Borrower, shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

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(d)           Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.1 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section 3.1 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) -month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.2.           Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Term SOFR Rate, or to determine or charge interest rates based upon the Term SOFR Rate, then, on notice thereof by such Lender to Borrower through Administrative Agent, (i) any obligation of such Lender to make or continue Term SOFR Portions or to convert Base Rate Portions to Term SOFR Portions shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Portions the interest rate on which is determined by reference to the Term SOFR Rate component of the Base Rate, the interest rate on which Base Rate Portions of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Term SOFR Rate component of the Base Rate, in each case until such affected Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) Borrower shall, if necessary to avoid such illegality, upon demand from such affected Lender (with a copy to Administrative Agent), prepay or, if applicable, convert all Term SOFR Portions of such affected Lender to Base Rate Portions (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Term SOFR Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such affected Lender may lawfully continue to maintain such Term SOFR Portions to such day, or immediately, if such affected Lender may not lawfully continue to maintain such Term SOFR Portions and (y) if such notice asserts the illegality of such affected Lender determining or charging interest rates based upon the Term SOFR Rate, Administrative Agent shall, if necessary to avoid such illegality, during the period of such suspension compute the Base Rate applicable to such affected Lender without reference to the Term SOFR Rate component thereof until Administrative Agent is advised in writing by such affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Term SOFR Rate. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 3.3.           Changed Circumstances; Benchmark Replacement.

(a)           Changed Circumstances. Subject to clause (b) below, if prior to the commencement of any Interest Period for any Benchmark Rate Portion,

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(i)           Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) in connection with any request for a Benchmark Rate Portion or a conversion to or continuation thereof or otherwise, that for any reason adequate and reasonable means do not exist for determining the applicable Benchmark for any requested Interest Period with respect to a proposed Benchmark Rate Portion or in connection with an existing or proposed Base Rate Portion (provided that no Benchmark Transition Event shall have occurred at such time); or

(ii)           Administrative Agent is advised by the Required Lenders that the applicable Benchmark for any requested Interest Period with respect to a proposed Term SOFR Portion will not adequately and fairly reflect the cost to such Lenders of funding or maintaining their Benchmark Rate Portions included in such Revolving Credit Borrowing for such Interest Period, then Administrative Agent will promptly so notify Borrower and each Lender. Thereafter, (x) the obligation of Lenders to make or maintain Benchmark Rate Portions shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the benchmark rate component of the Base Rate, the utilization of the benchmark rate component in determining the Base Rate shall be suspended, in each case until Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Revolving Credit Borrowing of, conversion to or continuation of Benchmark Rate Portions or, failing that, will be deemed to have converted such request into a request for a Base Rate Portion in the amount specified therein.

(b)           Benchmark Replacement Setting.

(i)           Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (a) or (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (c) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

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(ii)           Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)          Notices; Standards for Decisions and Determinations. Administrative Agent will promptly notify Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.3(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.3(b).

(iv)          Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is no longer representative, then Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (i) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not subject to an announcement that it is not representative for a Benchmark (including a Benchmark Replacement), then Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

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(v)           Benchmark Unavailability Period. Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower may revoke any pending request for a Benchmark Rate Portion of, conversion to or continuation of Benchmark Rate Portions to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrower will be deemed to have converted any such request into a request for a Revolving Credit Borrowing of or conversion to Base Rate Portions. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(vi)           Term SOFR Replacement. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, at any time that the Term SOFR Reference Rate is the then current Benchmark, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(A)           adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Reference Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(B)           The Relevant Governmental Body has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Reference Rate shall not be representative or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such representative interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Reference Rate not representative or available permanently or indefinitely, the “Scheduled Unavailability Date”);

then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (B) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with a Benchmark Replacement determined in accordance with the definition thereof.

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Section 3.4.           Taxes.

(a)           Defined Terms. For purposes of this Section, the term “applicable law” includes FATCA.

(b)           Payment Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.4) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)           Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)           Indemnification by Borrower. Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.4) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)           Indemnification by Lenders. Each Lender shall severally indemnify Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.8 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to such Lender from any other source against any amount due to Administrative Agent under this Section 3.4(e).

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(f)           Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 3.4, Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(g)           Status of Lenders.

(i)           Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two (2) sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.4(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person,

(A)           any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:

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(1)           in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)           executed originals of IRS Form W-8ECI;

(3)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-l to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881 (c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4)           to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and

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(D)           if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.

(h)           Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.4 (including by the payment of additional amounts pursuant to this Section 3.4), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.4 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 3.4(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.4(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.4(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.4(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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(i)           Survival. Each party’s obligations under this Section 3.4 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 3.5.           Compensation for Losses. Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)           any continuation, conversion, payment or prepayment of any Portion on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b)           any failure by Borrower (for a reason other than the failure of such Lender to lend a Term SOFR Portion) to prepay, borrow, continue or convert any Term SOFR Portion on the date or in the amount notified by Borrower; or

(c)           any assignment of a Term SOFR Portion on a day other than the last day of the Interest Period therefor as a result of a request by Borrower pursuant to Section 3.6(b);

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market.

For purposes of calculating amounts payable by Borrower to the Lenders under this Section 3.5, each Lender shall be deemed to have funded each Term SOFR Portion made by it at the Term SOFR Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Term SOFR Portion was in fact so funded.

Section 3.6.           Mitigation of Obligations; Replacement of Lenders.

(a)           Designation of a Different Lending Office. If any Lender requests compensation under Section 3.1, or requires Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.4, then such Lender shall (at the request of Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or Section 3.4, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

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(b)           Replacement of Lenders. If any Lender requests compensation under Section 3.1, or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.4 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.6(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.8), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.1 or Section 3.4) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)           Borrower shall have paid to Administrative Agent the assignment fee (if any) specified in Section 12.8;

(ii)           such Lender shall have received payment of an amount equal to the Outstanding Amount of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.5) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);

(iii)           in the case of any such assignment resulting from a claim for compensation under Section 3.1 or payments required to be made pursuant to Section 3.4, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)           such assignment does not conflict with applicable law; and

(v)           in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent,

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

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Section 3.7.           Survival. All of Borrower’s obligations under this Article 3 shall survive termination of the Commitments, repayment of all other Obligations hereunder, and resignation of Administrative Agent.

ARTICLE 4
SECURITY

Section 4.1.           Collateral. To secure full and complete payment and performance of the Obligations, Borrower shall, and shall cause the other Obligated Parties to, execute and deliver or cause to be executed and delivered all of the Security Documents required by Administrative Agent covering the Collateral. Borrower shall execute and cause to be executed such further documents and instruments, including without limitation, UCC financing statements, as Administrative Agent, in its sole discretion, deems necessary or desirable to create, evidence, preserve, and perfect its liens and security interests in the Collateral and maintain the priority thereof as required by the Loan Documents.

Section 4.2.           Setoff. If an Event of Default exists, Administrative Agent and each Lender shall have the right to set off against the Obligations under the Loan Documents, at any time and without notice to Borrower, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Administrative Agent or such Lender to Borrower whether or not the Obligations under the Loan Documents are then due; provided that in the event that any Defaulting Lender shall exercise any such right of setoff: all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 12.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent and Lenders; and (b) such Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations under the Loan Documents owing to such Defaulting Lender as to which it exercised such right of setoff. Each amount set off shall be paid to Administrative Agent for application to the Obligations under the Loan Documents in the order set forth in Section 10.3. As further security for the Obligations, Borrower hereby grants to Administrative Agent and each Lender a security interest in all money, instruments, and other Property of Borrower now or hereafter held by Administrative Agent or such Lender, including, without limitation, Property held in safekeeping. In addition to Administrative Agent’s and each Lender’s right of setoff and as further security for the Obligations, Borrower hereby grants to Administrative Agent and each Lender a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of Borrower now or hereafter on deposit with or held by Administrative Agent or such Lender and all other sums at any time credited by or owing from Administrative Agent or such Lender to Borrower. The rights and remedies of Administrative Agent and each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Administrative Agent or such Lender may have.

Section 4.3.           Authorization to File Financing Statements. Borrower and each other Obligated Party that has granted a security interest in connection herewith authorizes Administrative Agent to complete and file, from time to time, financing statements naming Borrower or such other Obligated Party, as applicable, as debtor.

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Section 4.4.           Cash Dominion.

(a)           Borrower shall at all times maintain the Collateral Account with the Collateral Trustee and Borrower shall promptly remit to the Collateral Account or the Administrative Agent Account all Return of Capital. So long as (i) no Default or Borrowing Base Deficiency has occurred and is continuing or would result therefrom, and (ii) a Restricted Period is not then in effect, Borrower may make withdrawals, transfers or other release of funds in the Collateral Account or the Administrative Agent Account in its sole discretion.

(b)           In addition to the remedies provided in Section 10.2 and any mandatory prepayment required by Section 2.7(e), if any Event of Default or Borrowing Base Deficiency shall occur and be continuing, Borrower shall, concurrently upon the receipt of any Return of Capital, prepay the Revolving Credit Loans in an amount equal to 100% of such Return of Capital (and, if any Event of Default has occurred and is continuing, the Revolving Credit Commitments shall be permanently reduced by such amount). The Administrative Agent may apply all such prepayments received by it to such of the Obligations and in such order as it may elect in its sole and absolute discretion.

ARTICLE 5
CONDITIONS PRECEDENT

Section 5.1.           Initial Extension of Credit. The obligation of Lenders to make the initial Credit Extension hereunder is subject to the condition precedent that Administrative Agent shall have received all of the following, each dated (unless otherwise indicated or otherwise specified by Administrative Agent) the Closing Date, in form and substance satisfactory to Administrative Agent:

(a)           Credit Agreement. Executed counterparts of this Agreement, sufficient in number for distribution to Administrative Agent, each Lender and Borrower;

(b)           Resolutions. Resolutions of the Board of Directors (or other governing body) of Borrower and each other Obligated Party certified by the Secretary or an Assistant Secretary (or a Responsible Officer or other custodian of records) of such Person which authorize the execution, delivery, and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to be a party;

(c)           Incumbency Certificate. A certificate of incumbency certified by a Responsible Officer of each Obligated Party certifying the names of the individuals or other Persons authorized to sign this Agreement and each of the other Loan Documents to which Borrower and each other Obligated Party is or is to be a party (including the certificates contemplated herein) on behalf of such Person together with specimen signatures of such individual Persons;

(d)           Certificate Regarding Consents, Licenses and Approvals. A certificate of a Responsible Officer of each Obligated Party either (I) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Obligated Party and the validity against such Obligated Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (II) stating that no such consents, licenses or approvals are so required;

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(e)           Closing Certificate. A certificate signed by a Responsible Officer of Borrower certifying that the conditions specified in Sections 5.2(b), (c), (e), (h), (i) and (j) have been satisfied;

(f)           Constituent Documents. The Constituent Documents and all amendments thereto for Borrower and each other Obligated Party that is not a natural person, with the formation documents included in the Constituent Documents being certified as of a date acceptable to Administrative Agent by the appropriate government officials of the state of incorporation or organization of Borrower and each other Obligated Party, and all such Constituent Documents being accompanied by certificates that such copies are complete and correct, given by an authorized representative acceptable to Administrative Agent;

(g)           Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation or organization of Borrower and each other Obligated Party as to the existence and good standing of Borrower and each other Obligated Party, each dated within thirty (30) days prior to the date of the initial Credit Extension;

(h)           Notes. The Notes executed by Borrower in favor of each Lender requesting Notes;

(i)           Security Documents. The Security Documents executed by Borrower and the other Obligated Parties;

(j)           Control Agreements. Control agreements required hereunder or under any of the other Security Documents;

(k)           Collateral Account Control Agreement. The Collateral Account Control Agreement executed by Collateral Trustee, Administrative Agent and Borrower;

(l)           Collateral Trustee. Evidence that the Cash and Cash Equivalents and the securities and other investment property of the Borrower and each other Obligated Party are held in the Collateral Account pursuant to the Collateral Account Control Agreement;

(m)           Financing Statements. UCC financing statements reflecting Borrower and the other Obligated Parties, as debtors, and Administrative Agent, as secured party, which are required to grant a Lien which secures the Obligations and covering such Collateral as Administrative Agent may request;

(n)           Guaranty. The Guaranty executed by each Guarantor (if any);

(o)           Lien Searches. The results of UCC, tax lien and judgment lien searches showing all financing statements and other documents or instruments on file against Borrower and each other Obligated Party in the appropriate filing offices, such search to be as of a date no more than thirty (30) days prior to the date of the initial Credit Extension, and reflecting no Liens against any of the intended Collateral other than Liens being released or assigned to Administrative Agent concurrently with the initial Credit Extension;

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(p)           Financial Information.

(i)           The interim unaudited consolidated financial statements of Borrower and its Subsidiaries dated as of December 31, 2021, prepared in accordance with GAAP;

(ii)          The interim unaudited consolidated financial statements of the Borrower and its Subsidiaries dated as of March 31, 2022 prepared in accordance with GAAP;

(iii)         A solvency certificate signed by the chief financial officer of each Obligated Party;

(iv)         Such other financial information and projections of Borrower and its Restricted Subsidiaries, as the Administrative Agent and the Lenders may request;

(v)           A duly executed Borrowing Base Report dated as of the Closing Date; and

(vi)          A schedule of all Portfolio Investments owned by Borrower and any other Obligated Party as of the Closing Date.

(q)           Due Diligence. Each Lender shall have completed, to its satisfaction, all legal, tax, business and other due diligence with respect to the business, assets, contracts, agreements, liabilities (including contingent liabilities), operations and condition (financial or otherwise) and prospects of Borrower and its Subsidiaries in scope and determination satisfactory to such Lender in its reasonable discretion;

(r)           No Material Adverse Change or Material Adverse Event. Since the date of the unaudited financial statements delivered pursuant to Section 5.1(p)(i), there shall not have occurred any material adverse change in the business, assets, liabilities (including contingent liabilities), operations, conditions (financial or otherwise) or prospects of Borrower and its Restricted Subsidiaries taken as a whole. In addition, since December 31, 2021, no Material Adverse Event shall have occurred;

(s)           Opinions of Counsel. A favorable opinion of Troutman Pepper Hamilton Sanders LLP, legal counsel to Borrower, as to such matters as Administrative Agent may reasonably request;

(t)           Attorneys’ Fees and Expenses. Evidence that the costs and expenses (including reasonable attorneys’ fees) referred to in Section 12.1, to the extent invoiced, shall have been paid in full by Borrower;

(u)           [Reserved];

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(v)           Closing Fees. Evidence that any other fees due on or before the Closing Date have been paid;

(w)           FR U-l. A completed Form FR U-l referred to in Regulation U, together with a list of Collateral;

(x)           KYC Information; Beneficial Ownership Information. Borrower shall have provided to Administrative Agent and the Lenders at least five (5) Business Days prior to the Closing Date the documentation and other information requested by Administrative Agent as it deems necessary in order to comply with requirements of any Anti-Corruption Laws and Anti-Terrorism Laws, including, without limitation, the PATRIOT Act and any applicable “know your customer” rules and regulations; and

(y)           Other Documents. Such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.

For purposes of determining compliance with the conditions set forth in this Section 5.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or be acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 5.2.           All Extensions of Credit. The obligation of Lenders to make any Credit Extension hereunder (including the initial Credit Extension) is subject to the following additional conditions precedent:

(a)           Request for Credit Extension. Administrative Agent shall have received in accordance with this Agreement a Revolving Credit Borrowing Request, pursuant to Administrative Agent’s requirements and executed by a Responsible Officer of Borrower;

(b)           No Default. No Default shall have occurred and be continuing, or would result from or after giving effect to such Credit Extension;

(c)           No Material Adverse Event. No Material Adverse Event shall have occurred and no circumstance shall exist that could be a Material Adverse Event;

(d)           No Restricted Period. A Restricted Period is not then in effect;

(e)           Representations and Warranties. All of the representations and warranties contained in Article 6 and in the other Loan Documents shall be true and correct on and as of the date of such Revolving Credit Borrowing with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 5.2, the representations and warranties contained in Section 6.2 shall be deemed to refer to the most recent statements furnished pursuant to Section 7.1(a) and (b), respectively;

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(f)           Form FR U-l. If the proceeds of such Credit Extension will be used to purchase or carry Margin Stock, a completed Form FR U-l, together with a current list of Collateral, including the Margin Stock to be purchased or carried with the proceeds of such Credit Extension;

(g)           Additional Documentation. Administrative Agent shall have received such additional approvals, opinions, or documents as Administrative Agent or its legal counsel may reasonably request;

(h)           Availability under Revolving Credit Facility. With respect to any request for a Credit Extension under the Revolving Credit Commitments, after giving effect to the Credit Extension so requested, the total Revolving Credit Exposure of the Revolving Credit Lenders shall not exceed the lesser of (i) the Borrowing Base in effect as of the date of such Credit Extension and (ii) the aggregate Revolving Credit Commitments of the Revolving Credit Lenders in effect as of the date of such Credit Extension;

(i)           \[Reserved];

(j)           Pro Forma Financial Covenant Calculations. With respect to any request for a Credit Extension under the Revolving Credit Commitments, after giving effect to the Credit Extension so requested, Borrower shall be in pro forma compliance with Section 9.1;

(k)           [Reserved];

(l)           Custodian Instructions. Administrative Agent shall have received a copy of the Custodian Instructions.

Each Credit Extension hereunder shall be deemed to be a representation and warranty by Borrower that the conditions specified in this Section 5.2 have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES

To induce Administrative Agent and Lenders to enter into this Agreement, and to make Credit Extensions hereunder, Borrower represents and warrants to Administrative Agent and Lenders that:

Section 6.1.           Entity Existence.

(a)           Each of Borrower and its Restricted Subsidiaries (i) is duly incorporated or organized, as the case may be, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation or organization; (ii) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify could result in a Material Adverse Event.

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(b)           Arrowmark is a closed-end management investment company registered as such under the Investment Company Act, and the outstanding shares of each class of its stock, (i) have been duly issued and are freely paid and non-assessable, (ii) have been duly registered under the Securities Act or sold in transactions exempt from registration under the Securities Act, and (iii) have been sold only in states or other jurisdictions in which all filings required to be made under applicable state securities laws have been made.

(c)           Each of Marshall II and Marshall III have been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands

(d)           Each of Borrowers and the other Obligated Parties has the power and authority to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

Section 6.2.           Financial Statements; Etc. The financial statements delivered to the Administrative Agent and the Lenders by Borrower prior to the Closing Date are true and correct, have been prepared in accordance with GAAP, and fairly and accurately present, on a consolidated basis, the financial condition of Borrower and its Restricted Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither Borrower nor any of its Restricted Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. No Material Adverse Event has occurred since the effective date of the financial statements referred to in this Section 6.2. All projections delivered by Borrower to Administrative Agent and Lenders have been prepared in good faith, with care and diligence and using assumptions that are reasonable under the circumstances at the time such projections were prepared and delivered to Administrative Agent and Lenders and all such assumptions are disclosed in the projections. Other than the Debt listed on Schedule 8.1 and Debt otherwise permitted by Section 8.1, Borrower and each Subsidiary have no Debt.

Section 6.3.           Action; No Breach. The execution, delivery, and performance by each of Borrower and each other Obligated Party of this Agreement and the other Loan Documents to which such Person is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of such Person and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the Constituent Documents of such Person, (ii) any of the Investment Policies and Restrictions, (iii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iv) any agreement or instrument to which such Person is a party or by which it or any of its Properties is bound or subject which could result in a Material Adverse Event, or (b) constitute a default under any such agreement or instrument which could result in a Material Adverse Event, or result in the creation or imposition of any Lien upon any of the revenues or assets of such Person.

Section 6.4.           Operation of Business. Each of Borrower and its Restricted Subsidiaries possesses all licenses, permits, consents, authorizations, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary to conduct its respective businesses substantially as now conducted and as presently proposed to be conducted, and neither Borrower nor any of its Restricted Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing which could result in a Material Adverse Event.

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Section 6.5.           Litigation and Judgments. Except as specifically disclosed in Schedule 6.5 as of the date hereof, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of Borrower, threatened against or affecting Borrower or any other Obligated Party that could, if adversely determined, result in a Material Adverse Event, There are no outstanding judgments against Borrower or any other Obligated Party.

Section 6.6.           Rights in Properties; Liens. Each of Borrower and its Restricted Subsidiaries has good and indefeasible title to or valid leasehold interests in its respective Properties, including the Properties reflected in the financial statements described in Section 6.2, and none of the Properties of Borrower or any of its Restricted Subsidiaries is subject to any Lien, except Permitted Liens.

Section 6.7.           Enforceability. This Agreement constitutes, and the other Loan Documents to which Borrower or any other Obligated Party is a party, when delivered, shall constitute legal, valid, and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as limited by Debtor Relief Laws.

Section 6.8.           Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by Borrower or any other Obligated Party of this Agreement and the other Loan Documents to which such Person is or may become a party or the validity or enforceability thereof.

Section 6.9.           Taxes. Each of Borrower and its Subsidiaries has filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, Property, and sales tax returns, and has paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable, other than taxes the payment of which is being contested in good faith and by appropriate proceedings and reserves for the payment of which are being maintained in accordance with GAAP. Borrower knows of no pending investigation of Borrower or any of its Subsidiaries by any taxing authority or of any pending but unassessed tax liability of Borrower or any of its Subsidiaries. Neither Borrower nor any Subsidiary thereof is party to any tax sharing agreement.

Section 6.10.           Use of Proceeds; Margin Stock. The proceeds of the Revolving Credit Borrowings shall be used by Borrower (a) to purchase investments permissible under Section 8.5 to the extent such investments will be held in the Collateral Account and (b) for working capital in the ordinary course of business. Neither Borrower nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. Each Revolving Credit Borrowing shall be made in compliance with, and subject to Regulation U, and no portion of any proceeds of any Revolving Credit Borrowing shall be used directly or indirectly in violation of any provision of any Law applicable to Borrower or any Lender. No part of the proceeds of any Loan will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person, or in any other manner that will result in any violation by any Person (including any Lender, any Arranger or Administrative Agent) of any Anti-Terrorism Laws, Anti-Corruption Laws or any Sanctions.

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Section 6.11.           ERISA. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. No application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan. There are no pending or, to the knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no Prohibited Transaction or violation of the fiduciary responsibility rules with respect to any Plan. No ERISA Event has occurred or is reasonably expected to occur. No Plan has any Unfunded Pension Liability, No Obligated Party or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA). No Obligated Party or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan. No Obligated Party or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

Section 6.12.           Disclosure. No statement, information, report, representation, or warranty made by Borrower or any other Obligated Party in this Agreement or in any other Loan Document or furnished to Administrative Agent or any Lender in connection with this Agreement or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower which is a Material Adverse Event, or which, to the best of its knowledge, might in the future be a Material Adverse Event that has not been disclosed in writing to Administrative Agent and each Lender.

Section 6.13.           Subsidiaries. As of the Closing Date, Borrower has no Subsidiaries other than those listed on Schedule 6.13 and as of the Closing Date all such Subsidiaries are Restricted Subsidiaries (and, if subsequent to the Closing Date, (x) such additional Restricted Subsidiaries as have been formed in compliance with Section 7.13(a) and (y) such additional Unrestricted Subsidiaries as have been formed in compliance with Section 7.13(b)) and Schedule 6.13 sets forth the jurisdiction of incorporation or organization of each such Subsidiary and the percentage of Borrower’s ownership interest in such Subsidiary. All of the outstanding capital stock or other equity interests of each Subsidiary described on Schedule 6.13 has been validly issued, is fully paid, and is nonassessable. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock or similar options granted to employees or directors and directors’ qualifying shares) of any nature relating to any equity interests of Borrower or any Restricted Subsidiary.

Section 6.14.           Agreements. Neither Borrower nor any of its Restricted Subsidiaries is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate or other organizational restriction, in each case which could result in a Material Adverse Event. Neither Borrower nor any of its Restricted Subsidiaries is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party which could result in a Material Adverse Event.

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Section 6.15.           Compliance with Laws and Investment Policies.

(a)           Borrower is in compliance with the Investment Company Act in all material respects and neither Borrower nor any of its Restricted Subsidiaries is in violation in any material respect of any other law, rule, regulation, order, or decree of any Governmental Authority or arbitrator. Neither Borrower nor any of its Restricted Subsidiaries is a bank holding company or a savings and loan holding company subject to the jurisdiction of any Bank Regulatory Authority.

(b)           Borrower is in compliance in all material respects with all of the Investment Policies and Restrictions.

(c)           Borrower shall (a) comply in all respects with all Anti-Terrorism Laws, Anti-Corruption Laws and applicable Sanctions and (b) comply in with all other applicable Laws (including, without limitation, all Environmental Laws) and decrees of any Governmental Authority or arbitrator, except, in each case of clause (b) as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Event.

Section 6.16.           Collateral Account. All assets of Borrower and each other Obligated Party are held in or credited to the Collateral Account or the Administrative Agent Account.

Section 6.17.           Environmental Matters.

(a)           Each of Borrower and its Restricted Subsidiaries, and all of its respective Properties, assets, and operations are in compliance with all Environmental Laws, except, as has not resulted, and would not, individually or in the aggregate, reasonably be expected to result, in Environmental Liabilities on the part of the Obligated Parties and their Subsidiaries of a Material Adverse Event. Borrower is not aware of, nor has Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of Borrower and its Restricted Subsidiaries with all Environmental Laws, except, as has not resulted, and would not, individually or in the aggregate, reasonably be expected to result, in Environmental Liabilities on the part of the Obligated Parties and their Subsidiaries of a Material Adverse Event;

(b)           Each of Borrower and its Restricted Subsidiaries has obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and Borrower and its Restricted Subsidiaries are in compliance with all of the terms and conditions of such permits, except as has not resulted, and would not, individually or in the aggregate, reasonably be expected to result, in Environmental Liabilities on the part of the Obligated Parties and their Subsidiaries of a Material Adverse Event;

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(c)           Except as could not individually or in the aggregate reasonably be expected to result in Environmental Liabilities on the part of the Obligated Parties and their Subsidiaries of a Material Adverse Event, no Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the Properties or assets of Borrower or any of its Restricted Subsidiaries. The use which Borrower and its Restricted Subsidiaries make and intend to make of their respective Properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their Properties or assets, except as could not individually or in the aggregate reasonably be expected to result in Environmental Liabilities on the part of the Obligated Parties and their Subsidiaries of a Material Adverse Event;

(d)           Neither Borrower nor any of its Restricted Subsidiaries nor any of their respective currently or previously owned or leased Properties or operations is subject to any outstanding or threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release, except, in each case of clauses (i) through (iii) above, as has not resulted, and would not, individually or in the aggregate, reasonably be expected to result, in Environmental Liabilities on the part of the Obligated Parties and their Subsidiaries of a Material Adverse Event;

(e)           There are no conditions or circumstances associated with the currently or Properties previously owned or leased by the Borrower or any of its Restricted Subsidiaries or operations of Borrower or any of its Restricted Subsidiaries that could reasonably be expected to give rise to any Environmental Liabilities of a Material Adverse Event;

(f)           Neither Borrower nor any of its Restricted Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., regulations thereunder or any comparable provision of state law. Borrower and its Restricted Subsidiaries are in compliance with all applicable financial responsibility requirements of all Environmental Laws except as has not resulted, and would not, individually or in the aggregate, reasonably be expected to result, in Environmental Liabilities on the part of the Obligated Parties and their Subsidiaries of a Material Adverse Event;

(g)           Neither Borrower nor any of its Restricted Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting a Release except, as has not resulted, and would not, individually or in the aggregate, reasonably be expected to result, in Environmental Liabilities on the part of the Obligated Parties and their Subsidiaries of a Material Adverse Event; and

(h)           No Lien arising under any Environmental Law has attached to any property or revenues of Borrower or any of its Restricted Subsidiaries.

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Section 6.18.           Intellectual Property. All material Intellectual Property owned or used by Borrower and its Restricted Subsidiaries is listed, together with application or registration numbers, where applicable, in Schedule 6.18. Each Person identified on Schedule 6.18 owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license could be a Material Adverse Event. Each Person identified on Schedule 6.18 will maintain the patenting and registration of all patented, trademarked and copyrighted Intellectual Property owned by the Borrower and any Restricted Subsidiary with the United States Patent and Trademark Office, the United States Copyright Office, or other appropriate Governmental Authority, and each Person identified on Schedule 6.18 will promptly, but in any event within ten (10) Business Days following its acquisition thereof, patent or register, as the case may be, all new Intellectual Property and notify Administrative Agent in writing five (5) Business Days prior to filing any such new patent or registration.

Section 6.19.           Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws. Borrower, each of its Subsidiaries, and each of its Affiliates will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable Anti-Corruption Law, or (b) (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as Administrative Agent, Arranger, Lender, underwriter, advisor, investor, or otherwise).

Section 6.20.           Patriot Act. Borrower, each of its Subsidiaries, and each of its Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended), and all other enabling legislation or executive order relating thereto, (b) the PATRIOT Act, and (c) all other federal or state Laws relating to “know your customer” (collectively, the “Anti-Terrorism Laws”).

Section 6.21.           Insurance. The properties of Borrower and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or the applicable Restricted Subsidiary operates.

Section 6.22.           Solvency. Each of Borrower and each other Obligated Party is Solvent and have not entered into any transaction with the intent to hinder, delay or defraud a creditor.

Section 6.23.           Security Documents. The provisions of the Security Documents are effective to create in favor of Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable Lien (subject to Permitted Liens) on all right, title and interest of the respective Obligated Parties party thereto in the Collateral. Except for filings completed prior to the Closing Date and as contemplated hereby and by the Security Documents, no filing or other action will be necessary to perfect such Liens in Collateral.

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Section 6.24.           Businesses. Borrower is presently a non-diversified closed-end management investment company registered under the Investment Company Act which invests substantially all of its total assets in securities (a) directly issued by community banks, (b) issued by CDOs that are secured by securities directly issued by community banks.

Section 6.25.           Burdensome Provisions. No Restricted Subsidiary is party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its capital stock to Borrower or any Restricted Subsidiary or to transfer any of its assets or properties to Borrower or any other Restricted Subsidiary in each case other than existing under or by reason of the Loan Documents or Applicable Law. None of Borrower, any Restricted Subsidiary or any Property of Borrower or any Restricted Subsidiary is subject to any agreement of the type described in Section 8.14, or any agreement to give or not give an agreement of the type described in Section 8.14, other than this Agreement.

Section 6.26.           Hedge Agreements and Other Material Agreements. Schedule 6.26 sets forth a complete and correct list of (a) all Hedge Agreements in effect or to be in effect on the Closing Date to which any Obligated Party is party and (b) all other agreements in effect or to be in effect on the Closing Date and on the date of each update thereof required hereunder, to the extent that a default, breach, termination or other impairment thereof could result in a Material Adverse Event.

ARTICLE 7
AFFIRMATIVE COVENANTS

Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder:

Section 7.1.           Reporting Requirements. Borrower will furnish to Administrative Agent (with copies for each Lender):

(a)           Borrower Annual Financial Statements. As soon as available, and in any event within one hundred and twenty (120) days after the last day of each fiscal year of Borrower, beginning with the fiscal year ending December 31, 2013, a consolidated balance sheet of the Borrower and its Subsidiaries (if any) as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows as of the end of such fiscal year and for the twelve (12)-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of Tait, Weller & Baker LLP, or other independent certified public accountants of recognized standing acceptable to Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and such consolidated statements to be certified by a Responsible Officer of the Borrower to have been prepared in accordance with GAAP and to fairly and accurately present the financial condition and results of operations of Borrower and its Subsidiaries, on a consolidated basis, as of the dates and for the periods indicated therein;

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(b)           Borrower Quarterly Financial Statements. As soon as available, and in any event within sixty (60) days after the last day of each fiscal quarter of each fiscal year of Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries (if any) as of the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal quarter, in each case setting forth in comparative form the figures for the corresponding period of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, and certified by a Responsible Officer of Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of Borrower and its Subsidiaries, on a consolidated basis, as of the dates and for the periods indicated therein;

(c)           Compliance Certificate. Concurrently with the delivery of each of the financial statements referred to in Sections 7.1 (a) and 7.1(b), (1) a Compliance Certificate (i) stating that to the best of the knowledge of the Responsible Officer executing same, no Default has occurred and is continuing, or if a Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, (ii) showing in reasonable detail the calculations demonstrating compliance with the covenant set forth in Article 9 and (iii) containing such other certifications set forth therein, and (2) a report describing in reasonable detail the (i) occurrence of any disposition of property or assets for which Borrower is required to make a mandatory prepayment pursuant to Section 2.7(d)(i), (ii)occurrence of the incurrence or issuance by any Obligated Party of any Debt for which Borrower is required to make a mandatory prepayment pursuant to Section 2.7(d)(ii), and (iii) the amount of the corresponding mandatory prepayment required to be made pursuant to Sections 2.7(d)(i) - (ii). For any financial statements delivered electronically by a Responsible Officer in satisfaction of the reporting requirements set forth in clause (a) or (b) preceding that are not accompanied by the required Compliance Certificate, that Responsible Officer shall nevertheless be deemed to have certified the factual matters described in this clause (c) with respect to such financial statements; however, such deemed certificate shall not excuse or be construed as a waiver of Borrower’s obligation to deliver the required Compliance Certificate;

(d)           Borrowing Base Report. As soon as available, and in any event within sixty (60) days after the last day of each fiscal quarter of each fiscal year of Borrower, a Borrowing Base Report showing in reasonable detail the calculations of the Borrowing Base;

(e)           Projections. As soon as available, but in any event within sixty (60) days of the beginning of each fiscal year of Borrower, forecasts prepared by management of Borrower, in form and substance satisfactory to Administrative Agent, of consolidated balance sheets of income or operations and cash flows of Borrower and its Subsidiaries on a monthly basis for such fiscal year;

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(f)           Valuation Reports,

(i)           As soon as available, and in any event within sixty (60) days after the last day of each fiscal quarter of each fiscal year of Borrower beginning with the fiscal quarter ending June 30, 2014, a Third-Party Valuation Report of Borrower’s assets, all in reasonable detail and certified by an Approved Third-Party Appraiser; and

(ii)           As soon as available, and in any event within sixty (60) days after the last day of each fiscal quarter of each fiscal year of Borrower beginning with the fiscal quarter ending March 31, 2014, Borrower’s Fair Market Valuation Report of Borrower’s assets, all in reasonable detail and certified by a Responsible Officer of Borrower;

(g)           Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to Borrower or any of its Restricted Subsidiaries by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or Properties of Borrower or any of its Restricted Subsidiaries;

(h)           Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting Borrower or any of its Restricted Subsidiaries which, if determined adversely to Borrower or such Subsidiary, could be a Material Adverse Event;

(i)           Notice of Default. As soon as possible and in any event within five days after the Borrower becomes aware of the occurrence of any Default, a written notice setting forth the details of such Default and the action that Borrower has taken and proposes to take with respect thereto;

(j)           ERISA Reports. Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which any Borrower or ERISA Affiliate files with or receives from the PBGC, the IRS, or the U.S. Department of Labor under ERISA; as soon as possible and in any event within five days after Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event or Prohibited Transaction has occurred with respect to any Plan, a certificate of the chief financial officer of Borrower setting forth the details as to such ERISA Event or Prohibited Transaction and the action that Borrower proposes to take with respect thereto; annually, copies of the notice described in Section 101(f) of ERISA that Borrower or ERISA Affiliate receives with respect to a Plan or Multiemployer Plan;

(k)           Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to Administrative Agent pursuant to any other clause of this Section 7.1;

(l)           Notice of Material Adverse Event. As soon as possible and in any event within five (5) days after the Borrower becomes aware of the occurrence thereof, written notice of any event or circumstance that could result in a Material Adverse Event;

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(m)           [Reserved];

(n)           [Reserved];

(o)           Investment Schedule. As soon as available, and in any event within fifteen (15) days after the last day of each fiscal quarter of each fiscal year of Borrower, a Schedule of Portfolio Investments of Borrower as of the last day of each such fiscal quarter, which Schedule shall provide (i) the cost basis for all Portfolio Investments included therein and (ii) a schedule listing the quoted market prices for all such Portfolio Investments obtained from third parties or other marks utilized in determining such market value;

(p)           Regulation U. Borrower shall deliver to Administrative Agent from time to time, at Administrative Agent’s request, such documents or information, including a current completed Form FR U-l referred to in Regulation U and a current list of Collateral, in each case as reasonably required in order for Lenders to comply with Regulation U;

(q)           Restricted Period Reporting. During any Restricted Period, Borrower shall deliver to Administrative Agent within fifteen (15) days after the last day of each calendar month (i) a mark-to-market report and (ii) a list of all Non-Performing Portfolio Investments, each in form and substance satisfactory to Administrative Agent;

(r)           Equity Issuances. No later than five (5) days after the date of any Equity Issuance in an amount greater than $5,000,000, written notice of such Equity Issuance, together with all of the terms, conditions and provisions thereof and all documents and agreements related thereto; and

(s)           General Information. Promptly, such other information concerning Borrower, any of its Subsidiaries, or any other Obligated Party as Administrative Agent, or any Lender through Administrative Agent, may from time to time reasonably request.

All representations and warranties set forth in the Loan Documents with respect to any financial information concerning Borrower or any Guarantor shall apply to all financial information delivered to Lender by Borrower, such Guarantor, or any Person purporting to be a Responsible Officer of Borrower or such Guarantor or other representative of Borrower or such Guarantor regardless of the method of such transmission to Lender or whether or not signed by Borrower, such Guarantor, or such Responsible Officer or other representative, as applicable.

Section 7.2.           Maintenance of Existence; Conduct of Business. Borrower shall, and shall cause each of its Restricted Subsidiaries to, preserve and maintain its existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business, except to the extent a failure to so preserve and maintain could not result in a Material Adverse Event. Borrower shall, and shall cause each of its Restricted Subsidiaries to, conduct its business in an orderly and efficient manner in accordance with good business practices. Borrower will maintain in full force and effect its registration as a closed-end management company under the Investment Company Act.

Section 7.3.           Maintenance of Properties. Borrower shall, and shall cause each of its Restricted Subsidiaries to, maintain, keep, and preserve all of its Properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition. Borrower will at all times place and maintain the Collateral (a) in the custody of the Administrative Agent subject to the provisions of the Security Documents and the Administrative Agent Account or (b) in the custody of the Collateral Trustee subject to the provisions of the Collateral Account Control Agreement.

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Section 7.4.           Taxes and Claims. Borrower shall, and shall cause each of its Restricted Subsidiaries to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its Property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its Property; provided, however, that neither Borrower nor any of its Restricted Subsidiaries shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves in accordance with GAAP have been established.

Section 7.5.           Insurance.

(a)           Borrower shall, and shall cause each of its Restricted Subsidiaries to, maintain insurance with financially sound and reputable insurance companies in such amounts as are required by the Investment Company Act and, in addition, as are customary in the case of registered closed-end investment companies and covering such risks as is usually carried by corporations engaged in similar businesses and owning similar Properties in the same general areas in which Borrower and its Restricted Subsidiaries operate. Each insurance policy covering liabilities (other than any director and officer’s liability policy and any Fidelity Bond) shall name Administrative Agent as additional insured, and each such insurance policy shall provide that such policy will not be cancelled or reduced without 30 days prior written notice to Administrative Agent,

(b)           All proceeds of insurance in excess of $250,000 shall be paid over to Administrative Agent for application to the Obligations under the Loan Documents, unless Required Lenders otherwise agree in writing in their reasonable discretion,

(c)           If Required Lenders agree in writing, in their reasonable discretion, then Borrower may apply the net proceeds of a casualty or condemnation (each a “Loss”) to the repair, restoration, or replacement of the assets suffering such Loss, so long as (i) such repair, restoration, or replacement is completed within one hundred eighty (180) days after the date of such Loss (or such longer period of time agreed to in writing by Required Lenders), (ii) while such repair, restoration, or replacement is underway, all of such net proceeds are on deposit with Administrative Agent in a separate deposit account over which Administrative Agent has exclusive control, and (iii) such Loss did not cause an Event of Default. If an Event of Default occurs pursuant to which Administrative Agent exercises its rights to accelerate the Obligations under the Loan Documents as provided in Section 10.2 or such repair, restoration, or replacement is not completed within one hundred eighty (180) days of the date of such Loss (or such longer period of time agreed to in writing by Required Lenders), then Administrative Agent may immediately and without notice to any Person apply all of such net proceeds to such Obligations, regardless of any other prior agreement regarding the disposition of such net proceeds.

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Section 7.6.           Inspection Rights; Audit and Appraisal Rights.

(a)           Inspection Rights. At any reasonable time and from time to time, Borrower shall, and shall cause each of its Restricted Subsidiaries to, (i) permit representatives of Administrative Agent to examine, inspect, review, evaluate and make physical verifications and appraisals of the inventory and other Collateral in any manner and through any medium that Administrative Agent considers reasonably advisable, (ii) to examine, copy, and make extracts from its books and records, (iii) to visit and inspect its Properties, and (iv) to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants, in each instance, at Borrower’s expense provided that (x) Borrower shall not be responsible for costs and expenses more than one time per year unless an Event of Default has occurred and is continuing and (y) so long as no Event of Default has occurred and is continuing, such costs and expenses shall not exceed $5,000 with respect to any such inspection.

(b)           Audit and Appraisal Rights. At any reasonable time and from time to time, Borrower shall, and shall cause each of its Restricted Subsidiaries to, permit any representatives of Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct audits, evaluations and appraisals of Borrower’s computation of the Borrowing Base and the assets included in the Borrowing Base, in each instance, at Borrower’s expense provided that (x) Borrower shall not be responsible for costs and expenses more than one time per year unless an Event of Default has occurred and is continuing and (y) so long as no Event of Default has occurred and is continuing, such costs and expenses shall not exceed $5,000 with respect to any such audit or appraisal.

Section 7.7.           Keeping Books and Records. Borrower shall, and shall cause each of its Restricted Subsidiaries to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

Section 7.8.           Compliance with Laws. Borrower shall comply in all material respects with the Investment Company Act and the requirements of any Governmental Authority having jurisdiction over Borrower. Borrower shall, and shall cause each of its Restricted Subsidiaries to, comply in all material respects with all other applicable Laws and decrees of any Governmental Authority or arbitrator.

Section 7.9.           Compliance with Agreements. Borrower shall, and shall cause each of its Restricted Subsidiaries to, comply in all material respects with all agreements, contracts, and instruments binding on it or affecting its Properties or business, except to the extent a failure to so comply could not result in a Material Adverse Event.

Section 7.10.           Further Assurances. Borrower shall, and shall cause each of its Restricted Subsidiaries and each other Obligated Party to, execute and deliver such further agreements and instruments and take such further action as may be reasonably requested by Administrative Agent or any Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents and to create, preserve, and perfect the Liens of Administrative Agent in the Collateral.

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Section 7.11.           ERISA. Borrower shall, and shall cause each of its Subsidiaries to, comply with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder.

Section 7.12.           Collateral Account. Borrower shall, and shall cause each of its Restricted Subsidiaries to, (a) maintain the Collateral Account with the Collateral Trustee, (b) cause all Collateral to be held in the Collateral Account or the Administrative Agent Account and (c) promptly remit to the Collateral Account or the Administrative Agent Account all Return of Capital.

Section 7.13.           Additional Subsidiaries.

(a)           Borrower shall notify Administrative Agent at the time that any Person becomes a Restricted Subsidiary, and promptly thereafter (and any event within ten (10) days) (i) execute and deliver to Administrative Agent all Security Documents, stock certificates, stock powers and other agreements and instruments as may be requested by Administrative Agent to ensure that Administrative Agent has a perfected security interest in all ownership interests held by any Obligated Party in such Restricted Subsidiary, and (ii) cause such Person to (a) become a Guarantor by executing and delivering to Administrative Agent a Guaranty, (b) execute and deliver all Security Documents requested by Administrative Agent pledging to Administrative Agent for the benefit of the Secured Parties all of its Property (subject to such exceptions as Administrative Agent may permit) and take all actions required by Administrative Agent to grant to Administrative Agent for the benefit of Secured Parties a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be requested by Administrative Agent, and (c) deliver to Administrative Agent such other documents and instruments as Administrative Agent may require, including appropriate favorable opinions of counsel to such Person in form, content and scope reasonably satisfactory to Administrative Agent.

(b)           Borrower shall notify Administrative Agent at the time that any Person becomes an Unrestricted Subsidiary, and promptly thereafter (and any event within ten (10) days) execute and deliver to Administrative Agent all Security Documents, stock certificates, stock powers and other agreements and instruments as may be requested by Administrative Agent to ensure that Administrative Agent has a perfected security interest in all ownership interests held by any Obligated Party in such Unrestricted Subsidiary.

Section 7.14.           Compliance with Investment Policies and Restrictions. Borrower shall at all times comply with the Investment Policies and Restrictions. Borrower shall not permit any of the Investment Policies and Restrictions that may not be changed without shareholder approval to be changed from those in effect on the Closing Date without the prior written consent of the Administrative Agent.

Section 7.15.           Reserved.

Section 7.16.           Regulated Investment Company.

(a)           Arrowmark shall at all times maintain its status as a RIC under the Code,

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(b)           Arrowmark will at all times, subject to applicable grace periods set forth in the Code, comply with the portfolio diversification and similar requirements set forth in the Code applicable to RICs.

ARTICLE 8
NEGATIVE COVENANTS

Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder:

Section 8.1.           Debt. Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, incur, create, assume, or permit to exist any Debt, except:

(a)           The Obligations under the Loan Documents and Obligations existing or arising under Bank Product Agreements other than Hedge Agreements;

(b)           Existing Debt described on Schedule 8.1;

(c)           Debt to the extent it constitutes Permitted Treasury Repos;

(d)           Hedge Obligations existing or arising under Hedge Agreements permitted by Section 8.17;

(e)           Debt, not to exceed in the aggregate at any time outstanding, $250,000.

Section 8.2.           Limitation on Liens. Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, incur, create, assume, or permit to exist any Lien upon any of its Property, assets, or revenues, whether now owned or hereafter acquired, except:

(a)           Existing Liens disclosed on Schedule 8.2;

(b)           Liens in favor of the Secured Parties or Administrative Agent for the benefit of Secured Parties;

(c)           Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of Borrower or its Restricted Subsidiaries to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

(d)           Liens for taxes, assessments, or other governmental charges which are not delinquent or which are being contested in good faith and for which adequate reserves in accordance with GAAP have been established;

(e)           Liens of mechanics, materialmen, warehousemen, carriers, or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business;

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(f)           Liens resulting from good faith deposits to secure payments of workmen’s compensation or other social security programs (other than Liens imposed by ERISA) or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Debt), or leases made in the ordinary course of business;

(g)           Liens on the Collateral Account in favor of the Collateral Trustee in respect of overdrafts and custodial account fees and expenses in an aggregate amount not to exceed $250,000 at any time outstanding;

(h)           Liens for Hedge Obligations permitted under 8.1(d); and

(i)           Other Liens which secure obligations not exceeding $100,000 in the aggregate at any time outstanding.

Section 8.3.           Mergers, Etc. Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, become a party to a merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate, except that (i) any Restricted Subsidiary may merge or consolidate with Borrower so long as Borrower is the surviving entity, (ii) any Restricted Subsidiary may merge or consolidate with another Restricted Subsidiary so long as if a Subsidiary that is a Guarantor is involved in such merger or consolidation, such Guarantor is the surviving entity, and (iii) the Borrower may create or acquire any Unrestricted Subsidiary in accordance with Section 8.5(g).

Section 8.4.           Restricted Payments. Borrower shall not, directly or indirectly, declare or pay any dividends or make any other payment or distribution (in cash, Property, or obligations) on account of its equity interests, or redeem, purchase, retire, call, or otherwise acquire any of its equity interests, or permit any of its Restricted Subsidiaries to purchase or otherwise acquire any equity interest of Borrower or another Restricted Subsidiary of Borrower, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its equity interests or for any redemption, purchase, retirement, or other acquisition of any of its equity interests, or make any payment of any Advisory Fee, or incur any obligation (contingent or otherwise) to do any of the foregoing except:

(a)           Restricted Subsidiaries shall be permitted to make payments and distributions to Borrower or any Guarantors;

(b)           so long as, both before and after giving effect to the payment thereof no Default or Borrowing Base Deficiency has occurred and is continuing, Borrower may pay the Advisory Fees;

(c)           so long as, (i) both before and after giving effect to such dividend or distribution no Default or Borrowing Base Deficiency has occurred and is continuing or would result therefrom, and (ii) Borrower has cash on its balance sheet sufficient to make each such dividend or distribution, the Borrower may declare dividends and distributions one-time per fiscal quarter, and pay such dividend and distribution within 30 days of being declared, (or declare and pay more often if necessary to maintain its ability to be taxed as a RIC and meet RIC IRS requirements to avoid taxation of the Borrower) in either case in cash with such declared dividend in an amount not to exceed, a quarterly declared dividend equal to the sum of 120% of the Net Investment Income of the Borrower and its Restricted Subsidiaries for the two consecutive fiscal quarters immediately preceding the making of such dividend divided by 2, but in no event less than the amounts that are required to be distributed to allow Borrower to satisfy the minimum distribution requirements imposed by the Investment Company Act to maintain its eligibility to be taxed as a RIC and meet RIC IRS requirements to avoid taxation of the Borrower; provided, that not less than five (5) Business Days prior to the making of any such dividend or distribution, the Administrative Agent shall have received a certificate executed by a Responsible Officer of the Borrower (x) containing the calculation of such Net Investment Income and (y) certifying that the proposed dividend or distribution complies with the requirements of this Section 8.4(c).

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For the avoidance of doubt, Borrower shall not declare any dividend to the extent such declaration violates the provisions of the Investment Company Act applicable to it; and

(d)           Loans and investments otherwise permitted under Section 8.5.

Section 8.5.           Loans and Investments. Borrower shall not make, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make, hold or maintain, any advance, loan, extension of credit, or capital contribution to or investment in, or purchase any stock, bonds, notes, debentures, or other securities of, any Person, except:

(a)           Existing investments described on Schedule 8.5;

(b)           Investments by Borrower and its Restricted Subsidiaries to the extent such Investments are permitted (i) under the Investment Company Act and (ii) Borrower’s Investment Policies and Restrictions; provided that such investments are immediately delivered to the Collateral Trustee to be held in the Collateral Account for the benefit of the Secured Parties;

(c)           Investments in Cash and Cash Equivalents to the extent such investments are permitted (i) under the Investment Company Act and (ii) Borrower’s Investment Policies and Restrictions;

(d)           Investments in Subsidiaries that are Guarantors;

(e)           Investments consisting of Hedge Agreements permitted under Section 8.17; and

(f)           Advances to employees for the payment of expenses in the ordinary course of business; and

(g)           So long as, both before and after giving effect to such Investment, no Default or Borrowing Base Deficiency has occurred and is continuing, other Investments in an aggregate amount not to exceed $250,000.

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Section 8.6.           Limitation on Issuance of Equity. Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, issue, sell, assign, or otherwise dispose of (a) any of its stock or other equity interests, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its stock or other equity interests, or (c) any option, warrant, or other right to acquire any of its stock or other equity interests ((a), (b) and (c) when other than to Borrower or another Restricted Subsidiary or as otherwise permitted pursuant to Section 8.5(g), collectively, an “Equity Issuance “), unless, in each case, such stock, other equity interests, securities, options, warrants or other rights have no characteristics or attributes of Debt and may not be required to be repurchased or redeemed by the Borrower or any of its Restricted Subsidiaries. For avoidance of doubt, this Section 8.6 permits the Borrower and its Restricted Subsidiaries to make Equity Issuances without the consent of the Administrative Agent or the Lenders so long as the stock, equity interests, securities, options or other rights which are the subject of the Equity Issuance have no characteristics or attributes of Debt and may not be required to be repurchased or redeemed by the Borrower or any of its Restricted Subsidiaries.

Section 8.7.           Transactions With Affiliates. Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate of Borrower or such Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of Borrower’s or such Subsidiary’s business, pursuant to a transaction which is otherwise expressly permitted under this Agreement, and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of Borrower or such Subsidiary.

Section 8.8.           Disposition of Assets. Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly make any Disposition, except

(a)           Dispositions, for fair value, of worn-out and obsolete equipment not necessary or useful to the conduct of business; and

(b)           so long as no Default or Borrowing Base Deficiency has occurred and is continuing or would result therefrom, other Dispositions; provided the net proceeds of which shall be used to prepay Revolving Credit Loans if and to the extent required by Section 2.7(d).

Section 8.9.           Sale and Leaseback. Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

Section 8.10.           Prepayment of Debt. Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any optional or voluntary payment, prepayment, repurchase or redemption of any Debt, except (a) the Obligations under the Loan Documents, (b) Hedge Obligations and (c) as long as no Default or Event of Default exist, debt permitted under Section 8.1(d) and 8.1(e).

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Section 8.11.           Nature of Business. Arrowmark shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than the businesses in which they are engaged as of the date hereof as a closed-end RIC.

Section 8.12.           Environmental Protection. Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly (a) use (or permit any tenant to use) any of their respective Properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material, (b) generate any Hazardous Material, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material, or (d) otherwise conduct any activity or use any of their respective Properties or assets in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities except, in each case of clauses (a) through (d) above, as has not resulted, and could not, individually or in the aggregate, reasonably be expected to result, in Environmental Liabilities on the part of the Obligated Parties and their Subsidiaries of a Material Adverse Event.

Section 8.13.           Accounting. Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, change its fiscal year or make any change (a) in accounting treatment or reporting practices, except as required by GAAP and disclosed to Administrative Agent and Lenders, or (b) in tax reporting treatment, except as required by law and disclosed to Administrative Agent and Lenders.

Section 8.14.           Burdensome Agreements. Borrower shall not, and shall not permit any other Obligated Party to, enter into or permit to exist any arrangement or agreement, other than pursuant to this Agreement or any Loan Document, which (a) directly or indirectly prohibits Borrower or any other Obligated Party from creating or incurring a Lien on any of its Property, revenues, or assets, whether now owned or hereafter acquired, (b) directly or indirectly prohibits any Restricted Subsidiary or other Obligated Party to make any payments, directly or indirectly, to Borrower by way of dividends, distributions, advances, repayments of loans, repayments of expenses, accruals, or otherwise provided that nothing herein will be deemed to prohibit the Borrower’s ability to enter into Hedge Agreements in the ordinary course of business or (c) in any way would be contravened by such Person’s performance of its obligations hereunder or under the other Loan Documents.

Section 8.15.           Subsidiaries. Borrower shall not, directly or indirectly, form or acquire any Subsidiary unless (a) Borrower complies with the requirements of Section 7.13(a) with respect to the creation or formation of a Restricted Subsidiary, (b) Borrower complies with the requirements of Section 7.13(b) with respect to the creation or formation of an Unrestricted Subsidiary and (c) the creation of an Unrestricted Subsidiary is permitted pursuant to Section 8.5(g).

Section 8.16.           Amendments of Constituent Documents. Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, amend or restate any of their respective Constituent Documents.

Section 8.17.           Hedge Agreements. Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any Hedge Agreement, except Hedge Agreements entered into to hedge or mitigate risks to which Borrower or any Subsidiary of Borrower has actual exposure in order to effectively cap, collar or exchange (a) interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Borrower or any of its Subsidiaries limited to the principal amount of such interest-bearing liability or investment (b) currency rates from non-Dollar to Dollar, in each case, limited solely for the purpose of hedging currency exchange risk and not for the speculative purposes, or (c) publicly traded equity share price declines by writing call options in quantities not to exceed the amount of underlying shares of such public equity. For the avoidance of doubt, uncovered call writing is not permitted..

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Section 8.18.           OFAC. Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, fail to comply with the Laws, regulations and executive orders referred to in Section 6.19 and Section 6.20.

Section 8.19.           Non-Affiliation with Lenders. Borrower will not at any time become an Affiliate of any Lender.

Section 8.20.           Unrestricted Subsidiaries.

(a)           Borrower shall not, and shall not permit any Restricted Subsidiary to, invest in any Unrestricted Subsidiary, acquire any Unrestricted Subsidiary, or create any Unrestricted Subsidiary, or do any of the foregoing with respect to any direct or indirect subsidiary of any Unrestricted Subsidiary (whether in cash, or using, contribution of assets or equity interests or otherwise) except as otherwise permitted pursuant to Section 8.5(g).

(b)           Borrower and its Restricted Subsidiaries will (i) not conduct any business or enter into any transaction with the Unrestricted Subsidiaries, other than on fair and reasonable terms substantially as favorable (or more favorable) to Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with an unrelated third Person (a Person other than a Subsidiary, an Unrestricted Subsidiary or an Affiliate), (ii) keep all deposit accounts, investment accounts and other accounts of the Unrestricted Subsidiaries segregated and apart from the accounts of Borrower and its Restricted Subsidiaries, (iii) use reasonable methods to (A) not commingle assets of Borrower and its Restricted Subsidiaries with the assets of any Unrestricted Subsidiary, and (B) keep the business of Borrower and its Restricted Subsidiaries separate and apart from the business of the Unrestricted Subsidiaries.

Section 8.21.           Change in Status of Subsidiaries.

(a)           Borrower shall not, and shall not permit any Subsidiary to, unless approved by Administrative Agent, designate any Subsidiary as an Unrestricted Subsidiary and subsequently redesignate such Subsidiary as a Restricted Subsidiary more than one time with respect to each such Subsidiary.

(b)           Borrower shall not, and shall not permit any Subsidiary to, convert any Restricted Subsidiary to an Unrestricted Subsidiary.

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(c)           The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall, at the time of such designation, constitute the incurrence of any Debt or Liens of such Subsidiary existing at such time.

Section 8.22.           Collateral Account. Borrower shall not terminate the Collateral Account Control Agreement without the prior written consent of Administrative Agent.

ARTICLE 9
FINANCIAL COVENANT

Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder:

Section 9.1.           Debt Service Coverage Ratio. Except as set forth in the immediately following sentence, Borrower shall not permit the Debt Service Coverage Ratio to be less 1.25 to 1.00 on the last day of the fiscal quarter ending September 30, 2014 or on the last day of any fiscal quarter thereafter occurring during the term of this Agreement. Notwithstanding the foregoing, during any Restricted Period, Borrower shall not permit the Debt Service Coverage Ratio to be less than 1.15 to 1.00.

ARTICLE 10
DEFAULT

Section 10.1.           Events of Default. Each of the following shall be deemed an “Event of Default”:

(a)           Borrower shall fail to pay the Obligations under the Loan Documents or any part thereof shall not be paid when due or declared due and, other than with respect to payments of principal or interest, such failure shall continue unremedied for three (3) days after such payment became due;

(b)           Borrower shall fail to provide to Administrative Agent and Lenders timely any notice of Default as required by Section 7.1(i) of this Agreement or Borrower shall breach any provision of Sections 2.7(c), 7.2, 7.5, 7.6, 7.13 or Article 8 or Section 9.1 of this Agreement;

(c)           Any representation or warranty made or deemed made by Borrower or any other Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect (without duplication of any materiality qualifier contained therein) when made or deemed to have been made;

(d)           Borrower or any other Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in this Agreement or any other Loan Document (other than as covered by Sections 10.1(a) and (b)), and such failure continues for more than thirty (30) days following the date such failure first began (which, with respect to the Security Agreement, will be in addition to the ten days grace period provided in Section 5.03(c) thereof);

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(e)           Borrower or any other Obligated Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its Property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing;

(f)           An involuntary proceeding shall be commenced against Borrower or any other Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its Property, and such involuntary proceeding shall remain undismissed and unstayed for a period of thirty (30) days;

(g)           Borrower or any other Obligated Party shall fail to pay when due any principal of or interest on any Debt (other than the Obligations under the Loan Documents) in the amount of $250,000 or more, or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid, repurchased, defeased or redeemed prior to the stated maturity thereof or any cash collateral in respect thereof to be demanded, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment, repurchase, defeasance or redemption or any cash collateral in respect thereof to be demanded;

(h)           There shall occur under any Hedge Agreement an Early Termination Date (as defined in such Hedge Agreement) resulting from (1) any event of default under such Hedge Agreement to which Borrower or any other Obligated Party is the Defaulting Party (as defined in such Hedge Agreement), or (2) any Termination Event (as so defined) under such Hedge Agreement as to which Borrower or any other Obligated Party is an Affected Party (as so defined) and, in either event, the Hedge Termination Value owed by Borrower, such Obligated Party as a result thereof exceeds $250,000;

(i)           This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower or any other Obligated Party or any of their respective equity holders or any other Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any Lien created by the Loan Documents shall for any reason cease to be a valid, first priority perfected Lien upon any of the Collateral purported to be covered thereby;

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(j)           Any of the following events shall occur or exist with respect to Borrower or any ERISA Affiliate: (i) any ERISA Event occurs with respect to a Plan or Multiemployer Plan, or (ii) any Prohibited Transaction involving any Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Administrative Agent subject Borrower or any ERISA Affiliate to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, the IRS, the U. S. Department of Labor, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed $250,000;

(k)           A Change of Control shall occur;

(l)           [reserved];

(m)           Borrower or any other Obligated Party, or any of their Properties, revenues, or assets, shall become subject to an order of forfeiture, seizure, or divestiture (whether under RICO or otherwise) and the same shall not have been discharged within 30 days from the date of entry thereof;

(n)           Borrower or any other Obligated Party shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of $250,000 against any of its assets or Properties;

(o)           A final judgment or judgments for the payment of money in excess of $250,000 in the aggregate shall be rendered by a court or courts against Borrower or any other Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and Borrower or such other Obligated Party shall not, within such period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(p)           Any Security Document shall cease to create valid perfected first priority liens (subject to Permitted Liens) on the Collateral purported to be covered thereby.

Section 10.2.           Remedies Upon Default. If any Event of Default shall occur and be continuing, then Administrative Agent may, with the consent of Required Lenders, or shall, at the direction of Required Lenders, without notice do any or all of the following: (a) terminate the Commitments of Lenders, or (b) declare the Obligations under the Loan Documents or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower; provided, however, that upon the occurrence of an Event of Default under Section 10.1(e) or (f), the Commitments of Lenders shall automatically terminate and the Obligations under the Loan Documents shall become immediately due and payable, in each case without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower. In addition to the foregoing, if any Event of Default shall occur and be continuing, Administrative Agent may, with the consent of Required Lenders, or shall, at the direction of Required Lenders, exercise all rights and remedies available to it, Lenders in law or in equity, under the Loan Documents, or otherwise.

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Section 10.3.           Application of Funds. After the exercise of remedies provided for in Section 10.2 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Administrative Agent) payable to Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to Lenders arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations arising under the Loan Documents, ratably among Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and constituting unpaid Bank Product Obligations, ratably among Lenders and Bank Product Providers in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to payment of that remaining portion of the Obligations, ratably among the Lenders and Bank Product Providers in proportion to the respective amounts described in this clause Fifth held by them; and last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by law.

Notwithstanding the foregoing, Bank Product Obligations shall be excluded from the application described above if Administrative Agent has not received written notice thereof, together with supporting documentation as Administrative Agent may request from the applicable Bank Product Provider, provided that no such notice shall be required for any Bank Product Agreement for which Administrative Agent or any Affiliate of Administrative Agent is the applicable Bank Product Provider. Each Bank Product Provider that is not a party to this Agreement that has given notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of Administrative Agent pursuant to the terms of Article 11 hereof for itself and its Affiliates as if a “Lender” party hereto.

Section 10.4.           Performance by Administrative Agent. If Borrower shall fail to perform any covenant or agreement contained in any of the Loan Documents, then Administrative Agent may perform or attempt to perform such covenant or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Administrative Agent, promptly pay to Administrative Agent any amount expended by Administrative Agent in connection with such performance or attempted performance, together with interest thereon at the Default Interest Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that Administrative Agent shall not have any liability or responsibility for the performance of any covenant, agreement, or other obligation of Borrower under this Agreement or any other Loan Document,

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ARTICLE 11
AGENCY

Section 11.1.         Appointment and Authority.

(a)           Each of the Lenders hereby irrevocably appoints Texas Capital Bank to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 11 are solely for the benefit of Administrative Agent and Lenders, and neither Borrower nor any other Obligated Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)           Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including for itself and its Affiliates in their capacities as potential Bank Product Providers) hereby irrevocably appoints and authorizes Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Obligated Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by Administrative Agent pursuant to Section 11.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of Administrative Agent, shall be entitled to the benefits of all provisions of this Article 11 and Article 12 (including Section 12(b), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 11.2.           Rights as a Lender. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, Borrower or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to Lenders.

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Section 11.3.         Exculpatory Provisions.

(a)           Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, Administrative Agent;

(i)            shall not be subject to any agency, trust, fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by Required Lenders (or such other number or percentage of Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that Administrative Agent shall not be required to take any action that, in its opinion or upon the advice of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(iii)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity; and

(iv)           shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document unless it shall first be indemnified to its satisfaction by Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action; and

(v)           does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Term SOFR Rate” or with respect to any Benchmark Replacement or other rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate.

(b)           Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of Required Lenders (or such other number or percentage of Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10,2 and 11.9), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. SUCH LIMITATION OF LIABILITY SHALL APPLY REGARDLESS OF WHETHER THE LIABILITY ARISES FROM THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF ADMINISTRATIVE AGENT. Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to Administrative Agent in writing by Borrower or a Lender.

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(c)           Neither Administrative Agent nor any Related Party thereof shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

Section 11.4.           Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Credit Extension, that by its terms must be fulfilled to the satisfaction of a Lender, Administrative Agent may presume that such condition is satisfactory to such Lender unless Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 11.5.           Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by Administrative Agent. Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 11 shall apply to any such sub agent and to the Related Parties of Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of this facility as well as activities as Administrative Agent. Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

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Section 11.6.         Resignation of Administrative Agent.

(a)           Administrative Agent may at any time give notice of its resignation to Lenders and Borrower. Upon receipt of any such notice of resignation, Required Lenders shall have the right, in consultation with Borrower (so long as no Event of Default has occurred and is continuing), to appoint a successor, which shall be a bank with an office in Dallas, Texas, or an Affiliate of any such bank with an office in Dallas, Texas. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. After the Resignation Effective Date, the provisions of this Article 11 relating to or indemnifying or releasing Administrative Agent shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

(b)           If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, Required Lenders may, to the extent permitted by applicable law, by notice in writing to Borrower and such Person remove such Person as Administrative Agent and, in consultation with Borrower, appoint a successor. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)           With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by Administrative Agent on behalf of Secured Parties under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity, fee or expense payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender, directly, until such time, if any, as Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article 11, Section 12.1, and Section 12.2 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

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Section 11.7.           Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither Administrative Agent nor any other Lender nor any Related Party thereto has made any representation or warranty to such Person and that no act by Administrative Agent or any other Lender hereafter taken, including any review of the affairs of Borrower, shall be deemed to constitute any representation or warranty by Administrative Agent or any Lender to any other Lender. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), or creditworthiness of Borrower or the value of the Collateral or other Properties of Borrower or any other Person which may come into the possession of Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and certain other facilities set forth herein and (ii) it is engaged in making, acquiring or holding commercial loans, issuing or participating in letters of credit or providing other similar facilities in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans, issuing or participating in letters of credit and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire or hold commercial loans, issue or participate in letters of credit and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans, issue or participate in letters of credit or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans, issue or participate in letters of credit or providing such other facilities.

Section 11.8.           Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Obligated Party, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise;

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(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders, and Administrative Agent and their respective agents and counsel and all other amounts due Lenders, and Administrative Agent under Section 12.1 or Section 12.2) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Section 12.1 or Section 12.2.

Section 11.9.         Collateral and Guaranty Matters.

(a)           The Secured Parties irrevocably authorize Administrative Agent, at its option and in its discretion:

(i)           to release any Lien on any property granted to or held by Administrative Agent under any Loan Document (x) upon termination of all Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Bank Product Agreements as to which arrangements satisfactory to the applicable Bank Product Provider shall have been made), (y) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, or (z) if approved, authorized or ratified in writing by Required Lenders or all Lenders, as applicable, under Section 12.10;

(ii)           to subordinate any Lien on any property granted to or held by Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.2; and

(iii)           to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by Administrative Agent at any time, Required Lenders will confirm in writing Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 11.9.

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(b)              Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of Administrative Agent’s Lien thereon, or any certificate prepared by any Obligated Party in connection therewith, nor shall Administrative Agent be responsible or liable to Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 11.10.           Bank Product Agreements. No Bank Product Provider who obtains the benefits of Section 10.3, any Guaranty Agreements or any Collateral by virtue of the provisions hereof or of any Guaranty Agreement or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, wavier or modification of the provisions hereof or of the Guaranty or any Security Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article 11 to the contrary, Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations unless Administrative Agent has received written notice of such Bank Product Obligations, together with such supporting documentation as Administrative Agent may request, from the applicable Bank Product Provider. Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations arising under Bank Product Agreements upon termination of all Commitments and payment in full of all Obligations under the Loan Documents (other than contingent indemnification obligations).

Section 11.11.           Credit Bidding. The Secured Parties hereby irrevocably authorize Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which Borrower is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.10 of this Agreement), (iii) Administrative Agent shall be authorized to assign the relevant Obligations of the Secured Parties to be credit bid to any such acquisition vehicle on a pro rata basis, as a result of which each of the Secured Parties shall be deemed to have received a pro rata portion of any equity interests and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

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Section 11.12.        No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arranger or the syndication agents, documentation agents, co-agents, or bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent or a Lender hereunder.

Section 11.13.       Erroneous Payments.

(a)           If the Administrative Agent notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within ten (10) Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

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(b)           Without limiting immediately preceding clause (a), each Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case.

(i)           (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)          such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.13(b).

(c)           Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

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(d)           In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)           The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(f)           To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

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(g)           To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

ARTICLE 12
MISCELLANEOUS

Section 12.1.         Expenses.

(a)           Borrower hereby agrees to pay on demand: (i) all costs and expenses of Administrative Agent and its Related Parties in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, supplements, waivers, consents and ratifications thereof and thereto, including, without limitation, the reasonable fees and expenses of legal counsel, advisors, consultants, and auditors for Administrative Agent and its Related Parties; (ii) all commercially reasonable costs and expenses of Administrative Agent and each Lender in connection with any Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, court costs and fees and expenses of legal counsel, advisors, consultants, and auditors for Administrative Agent and each Lender; (iii) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents; (iv) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any Lien contemplated by this Agreement or any other Loan Document; and (v) all other commercially reasonable costs and expenses incurred by Administrative Agent and any Lender in connection with this Agreement or any other Loan Document, any litigation, dispute, suit, proceeding or action, the enforcement of its rights and remedies, and the protection of its interests in bankruptcy, insolvency or other legal proceedings, including, without limitation, all costs, expenses, and other charges (including Administrative Agent’s and such Lender’s internal charges) incurred in connection with (A) evaluating, observing, collecting, examining, auditing, appraising, selling, liquidating, or otherwise disposing of the Collateral or other assets of Borrower and/or (B) any workout, restructuring or negotiations in respect of the Credit Extensions. Borrower shall be responsible for all expenses described in this clause (a) whether or not any Credit Extension is ever made. Any amount to be paid under this Section 12.1 shall be a demand obligation owing by Borrower and if not paid within thirty (30) days of demand shall bear interest, to the extent not prohibited by and no in violation of applicable Law, from the date of expenditure until paid at a rate per annum equal to the Default Interest Rate. The obligations of Borrower under this Section 12.1 shall survive payment of the Notes and other obligations hereunder and the assignment of any right hereunder.

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(b)           To the extent that Borrower for any reason fails to indefeasibly pay any amount required under Section 12.1(a) or Section 12.2 to be paid by it to Administrative Agent (or any sub-agent thereof) or any Related Party of Administrative Agent (or any subagent thereof), each Lender severally agrees to pay to Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based each Lender’s share of the Revolving Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) or against any Related Party of Administrative Agent (or any sub-agent thereof) acting for Administrative Agent (or any such sub-agent) in connection with such capacity. EACH LENDER ACKNOWLEDGES THAT SUCH PAYMENTS MAY BE IN RESPECT OF LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARISING OUT OF OR RESULTING FROM THE SOLE, CONTRIBUTORY, COMPARATIVE, CONCURRENT OR ORDINARY NEGLIGENCE OF THE PERSON (OR THE REPRESENTATIVES OF THE PERSON) TO WHOM SUCH PAYMENTS ARE TO BE MADE.

Section 12.2.           INDEMNIFICATION. BORROWER SHALL INDEMNIFY ADMINISTRATIVE AGENT, EACH LENDER AND EACH RELATED PARTY THEREOF FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C)ANY BREACH BY BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF BORROWER OR ANY OF ITS SUBSIDIARIES OR ANY OTHER OBLIGATED PARTY, (E) ANY LOAN OR USE OR PROPOSED USE OF THE PROCEEDS THEREFROM OR (F) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE SOLE, CONTRIBUTORY, COMPARATIVE, CONCURRENT OR ORDINARY NEGLIGENCE OF SUCH PERSON (OR THE REPRESENTATIVES OF SUCH PERSON). Any amount to be paid under this Section 12.2 shall be a demand obligation owing by Borrower and if not paid within ten (10) days of demand shall bear interest, to the extent not prohibited by and not in violation of applicable Law, from the date of expenditure until paid at a rate per annum equal to the Default Interest Rate. The obligations of Borrower under this Section 12.2 shall survive payment of the Notes and other obligations hereunder and the assignment of any right hereunder.

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Section 12.3.           Limitation of Liability. None of Administrative Agent, or any Lender, or any Affiliate, officer, director, employee, attorney, or agent of any of the foregoing, shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower or any other Obligated Party in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases, and agrees not to sue Administrative Agent, or any Lender, or any Affiliates, officers, directors, employees, attorneys, or agents of any of the foregoing for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

Section 12.4.           No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Administrative Agent, any Lender shall have the right to act exclusively in the interest of Administrative Agent or such Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrower or any of Borrower’s equity holders, Affiliates, officers, employees, attorneys, agents, or any other Person.

Section 12.5.           Lenders Not Fiduciary. The relationship between Borrower and Administrative Agent, Arranger and each Lender is solely that of debtor and creditor, and none of Administrative Agent, Arranger or any Lender has any fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Administrative Agent, Arranger and each Lender to be other than that of debtor and creditor.

Section 12.6.           Equitable Relief. Borrower recognizes that in the event Borrower fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to Administrative Agent or Lenders. Borrower therefore agrees that Administrative Agent, any Lender, if Administrative Agent or such Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 12.7.           No Waiver; Cumulative Remedies. No failure on the part of Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

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Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Obligated Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Administrative Agent in accordance with Section 10.2 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 4.2 (subject to the terms of Section 12.23), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Obligated Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to Administrative Agent pursuant to Section 10.2 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 12.23, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 12.8.         Successors and Assigns.

(a)           Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or transfer any of its rights, duties, or obligations under this Agreement or the other Loan Documents without the prior written consent of Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 12.8(b), (ii) by way of participation in accordance with the provisions of Section 12.8(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 12.8(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 12.8(d) and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders, Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)           Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment(s) and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in Section 12.8(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in Section 12.8(b)(i)(A), the aggregate amount of the Commitment(s) (which for this purpose includes Loans outstanding hereunder) or, if the applicable Commitment is not then in effect, the Outstanding Amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

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(ii)           Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment(s) assigned.

(iii)           Required Consents. No consent shall be required for any assignment except to the extent required by Section 12.8(b)(i)(B) and, in addition: (A) the consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within five (5) Business Days after having received notice thereof and (B) the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Revolving Credit Commitment or Revolving Credit Loans if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)           Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (not payable by the Borrower); provided that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.

(v)           No Assignment to Certain Persons. No such assignment shall be made to (A) Borrower, or any of Borrower’s Affiliates or Subsidiaries or any other Obligated Party or (B) any Defaulting Lender or any of its Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons described in this clause (B).

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(vi)           No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

(vii)           Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to such assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by such Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to: (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by Administrative Agent pursuant to Section 12.8(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 12.1 and Section 12.2 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any party hereunder arising from that Lenders’ having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.8(d). Upon the consummation of any assignment pursuant to this Section 12.8(b), if requested by the transferor or transferee Lender, the transferor Lender, Administrative Agent and Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender (if applicable) and new Notes or, as appropriate, replacement Notes, are issued to the assignee.

(c)           Register. Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in Dallas, Texas a copy of each Assignment and Assumption delivered to it and a Register, The entries in the Register shall be conclusive absent manifest error, and Borrower, Administrative Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

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(d)           Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to a Participant in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) Borrower, Administrative Agent, and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.1(b) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 12.10 which requires the consent of all Lenders and affects such Participant. Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.5 and 3.4 (subject to the requirements and limitations therein, including the requirements under Section 3.4(g) (it being understood that the documentation required under Section 3.4(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 3.6 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 3.1 or 3.4, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 3.6 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.2 as though it were a Lender; provided that such Participant agrees to pay to Administrative Agent any amount set-off for application to the Obligations under the Loan Documents as required pursuant to Section 4.2; provided further that such Participant agrees to be subject to Section 12.23 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrower, maintain a Participant Register; provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(e)           Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)           Dissemination of Information. Borrower and each other Obligated Party authorizes Administrative Agent and each Lender to disclose to any actual or prospective purchaser, assignee or other recipient of a Lender’s Commitment, any and all information in Administrative Agent’s or such Lender’s possession concerning Borrower, the other Obligated Parties and their respective Affiliates.

Section 12.9.         Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of Administrative Agent or any Lender to rely upon them. Without prejudice to the survival of any other obligation of Borrower hereunder, the obligations of Borrower under Sections 12.1 and 12.2 shall survive repayment of the Obligations and termination of the Commitments.

Section 12.10.       Amendment. The provisions of this Agreement and the other Loan Documents to which Borrower is a party may be amended or waived only by an instrument in writing signed by Required Lenders (or by Administrative Agent with the consent of Required Lenders) and Borrower and acknowledged by Administrative Agent; provided, however, that no such amendment or waiver shall:

(a)           waive any condition set forth in Section 5.1 (other than Section 51(t)), without the written consent of each Lender;

(b)           extend or increase any Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 10.2) without the written consent of such Lender;

(c)           postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayment) of principal, interest, fees or other amounts due to Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d)           reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of Required Lenders shall be necessary to adjust the Default Interest Rate or to waive any obligation of Borrower to pay interest at such rate;

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(e)           change any provision of this Section 12.10 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(f)           change Section 10.3 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or

(g)           release any Guaranty or all or substantially all of the Collateral (in each case, except as provided herein) without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment(s) of any Defaulting Lender may not be increased or extended without the consent of such Lender; and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Section 12.11.       Notices.

(a)           Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 12.11(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as set forth on Schedule 12.11. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in Section 12.11(b) shall be effective as provided in Section 12.11(b).

(b)           Electronic Communications. Notices and other communications to Lenders and hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article 2 if such Lender has notified Administrative Agent that it is incapable of receiving notices under Article 2 by electronic communication. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

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Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such facsimile, email or other electronic communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)           Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto, Schedule 12.11 shall be deemed to be amended by each such change, and Administrative Agent is authorized, in its discretion, from time to time to reflect each such change in an amended Schedule 12.11 provided by Administrative Agent to each party hereto.

(d)           Platform.

(i)           Borrower agrees that Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on the Platform.

(ii)           The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Agent Parties have any liability to Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of Borrower’s or Administrative Agent’s transmission of communications through the Platform.

(iii)           Borrower and each other Obligated Party (by its, his or her execution of a Loan Document) hereby authorizes Administrative Agent, each Lender and their respective counsel and agents to communicate and transfer documents and other information (including confidential information) concerning this transaction or Borrower or any other Obligated Party and the business affairs of Borrower and such other Obligated Parties via the Internet or other electronic communication without regard to the lack of security of such communications.

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Section 12.12.       Governing Law; Venue; Service of Process.

(a)           Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of Texas (without reference to applicable rules of conflicts of Laws), except to the extent the Laws of any jurisdiction where Collateral is located require application of such Laws with respect to such Collateral.

(b)           Jurisdiction. Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against Administrative Agent, any Lender, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of Texas sitting in Dallas County, and of the United States District Court of the Northern District of Texas, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such Texas State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that Administrative Agent, any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Borrower or its properties in the courts of any jurisdiction.

(c)           Waiver of Venue. Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.11. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

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Section 12.13.           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Except as provided in Section 5.1, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf’ or “tif’) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.14.           Severability. Any provision of this Agreement or any other Loan Document held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal. Furthermore, in lieu of such invalid or unenforceable provision there shall be added as a part of this Agreement or the other Loan Documents a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

Section 12.15.           Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 12.16.           Construction. Borrower, Administrative Agent and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower, Administrative Agent and each Lender.

Section 12.17.           Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

Section 12.18.           WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.18.

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Section 12.19.           Additional Interest Provision. It is expressly stipulated and agreed to be the intent of Borrower, Administrative Agent and each Lender at all times to comply strictly with the applicable law governing the maximum rate or amount of interest payable on the indebtedness evidenced by any Note, any Loan Document, and the Related Indebtedness (or applicable United States federal law to the extent that it permits any Lender to contract for, charge, take, reserve or receive a greater amount of interest than under applicable law). If the applicable law is ever judicially interpreted so as to render usurious any amount (a) contracted for, charged, taken, reserved or received pursuant to any Note, any of the other Loan Documents or any other communication or writing by or between Borrower and any Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (b) contracted for, charged, taken, reserved or received by reason of Administrative Agent’s or any Lender’s exercise of the option to accelerate the maturity of any Note and/or the Related Indebtedness, or (c) Borrower will have paid or Administrative Agent or any Lender will have received by reason of any voluntary prepayment by Borrower of any Note and/or the Related Indebtedness, then it is Borrower’s, Administrative Agent’s and Lenders’ express intent that all amounts charged in excess of the Maximum Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Rate theretofore collected by Administrative Agent or any Lender shall be credited on the principal balance of any Note and/or the Related Indebtedness (or, if any Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of any Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if any Note or Related Indebtedness has been paid in full before the end of the stated term thereof, then Borrower, Administrative Agent and each Lender agree that Administrative Agent or any Lender, as applicable, shall, with reasonable promptness after Administrative Agent or such Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Rate, either refund such excess interest to Borrower and/or credit such excess interest against such Note and/or any Related Indebtedness then owing by Borrower to Administrative Agent or such Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Administrative Agent or such Lender, Borrower will provide written notice to Administrative Agent or any Lender, advising Administrative Agent or such Lender in reasonable detail of the nature and amount of the violation, and Administrative Agent or such Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Note to which the alleged violation relates and/or the Related Indebtedness then owing by Borrower to Administrative Agent or such Lender. All sums contracted for, charged, taken, reserved or received by Administrative Agent or any Lender for the use, forbearance or detention of any debt evidenced by any Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of such Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of any Note and/or the Related Indebtedness does not exceed the Maximum Rate from time to time in effect and applicable to such Note and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) apply to the Notes and/or any of the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Administrative Agent or any Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

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Section 12.20.        Ceiling Election. To the extent that any Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Rate payable on any Note and/or any other portion of the Obligations under the Loan Documents, such Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303. To the extent United States federal law permits any Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, such Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, any Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

Section 12.21.        USA Patriot Act Notice. Administrative Agent and each Lender hereby notifies Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower and each other Obligated Party, which information includes the name and address of Borrower and each other Obligated Party and other information that will allow Administrative Agent and such Lender to identify Borrower and each other Obligated Party in accordance with the Patriot Act. In addition, Borrower agrees to (a) ensure that no Person who owns a controlling interest in or otherwise controls Borrower or any Subsidiary of Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the OFAC, the Department of the Treasury or included in any Executive Order, (b) not to use or permit the use of proceeds of the Obligations to violate any of the foreign asset control regulations of the OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, or cause its Subsidiaries to comply, with the applicable Laws.

Section 12.22.       Defaulting Lenders.

(a)           Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)           Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders” and in Section 12.10.

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(ii)           Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 10 or otherwise) or received by Administrative Agent from a Defaulting Lender shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, with respect to a Defaulting Lender that is a Revolving Credit Lender, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Revolving Credit Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; third, with respect to a Defaulting Lender that is a Revolving Credit Lender, if so determined by Administrative Agent and Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Revolving Credit Loans under this Agreement; fourth, to the payment of any amounts owing to Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or owed to, such Defaulting Lender until such time as all Loans are held by Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post any cash collateral in respect thereof pursuant to this Section 12.22(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto,

(iii)           Certain Fees. No Defaulting Lender shall be entitled to receive any fee payable under Section 2.2(b) for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)           Defaulting Lender Cure. If Borrower and Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

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Section 12.23.       Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it or other obligations hereunder, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall:

(a)           notify Administrative Agent of such fact; and

(b)           purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)           if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)           the provisions of this Section 12.23 shall not be construed to apply to: (A) any payment made by or on behalf of Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender); or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to Borrower or any Affiliate thereof (as to which the provisions of this Section 12.23 shall apply).

Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower in the amount of such participation.

Section 12.24.        Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to Administrative Agent, or any Lender, or Administrative Agent, or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent, or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

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Section 12.25.           Confidentiality. Each of Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or any Governmental Authority, quasi-Governmental Authority or legislative committee, (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to its being under a duty of confidentiality no less restrictive than this Section 12.25, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its Related Parties) to any Hedge Agreement relating to Borrower and its obligations, (iii) any actual or prospective purchaser of a Lender or its holding company, (iv) any rating agency or any similar organization in connection with the rating of Borrower or the Revolving Credit Facility or (v) the CUSIP Service Bureau or any similar organization in connection with the issuance and monitoring of CUSIP numbers with respect to the Revolving Credit Facility, (g) with the consent of Borrower, or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.25 or (ii) becomes available to Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower. For purposes of this Section 12.25, “Information” means all information received from Borrower or any Subsidiary relating to Borrower or any Subsidiary or any of their respective businesses which is clearly identified as confidential, other than any such information that is available to Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Borrower or a Subsidiary; provided that, in the case of information received from Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.25 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 12.26.           Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. Notwithstanding anything contained herein to the contrary, Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it; provided that without limiting the foregoing, (a) to the extent Administrative Agent has agreed to accept such Electronic Signature from any party hereto, Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (b) upon the request of Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof.

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Section 12.27.        Independence of Covenants. All covenants under the Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

Section 12.28.        Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)           the effects of any Bail-In Action on any such liability, including, if applicable:

(i)           a reduction in full or in part or cancellation of any such liability;

(ii)          a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

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Section 12.29.           NOTICE OF FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 12.30.           Amendment and Restatement.

This Agreement amends and restates in its entirety the Original Credit Agreement. This Agreement and the other Loan Documents govern the present relationship among the Borrower and the Lenders. This Agreement, however, is in no way intended, nor shall it be construed, to affect, replace, impair or extinguish the creation, attachment, perfection or priority of the security interests in, and other Liens on, the Collateral, which security interests and other Liens, Borrower, by this Agreement, acknowledge, reaffirm and confirm to Lenders. In addition, except as otherwise provided herein, all monetary obligations and liabilities and indebtedness of Borrower created or existing under, pursuant to, or as a result of, the Original Credit Agreement shall continue in existence within the definition of “Obligations” under this Agreement, which obligations, liabilities and indebtedness the Borrower, by this Agreement, acknowledge, reaffirm, confirm and assume. The Borrower agrees that any outstanding commitment to make advances or otherwise extend credit or credit support to the Borrower and each other obligation of any Person (other than a Borrower) which is a party to the Original Credit Agreement are hereby terminated. Borrower represents and warrants that none of them have assigned or otherwise transferred any rights arising under the Original Credit Agreement. In order to induce Lenders to enter into this Agreement on the Closing Date, Borrower hereby represents, warrants and covenants to Lenders that it has determined that Borrower will benefit specifically and materially from the amendment and restatement of the Original Credit Agreement pursuant to this Agreement on the Closing Date and that Borrower requested and bargained for the structure and terms of and security for the Loans contemplated by this Agreement on the Closing Date. Amounts in respect of interest, fees and other amounts payable to or for the account of Lenders shall be calculated (i) in accordance with the provisions of the Original Credit Agreement with respect to any period (or a portion of any period) ending prior to the Closing Date and (ii) in accordance with the provisions of this Agreement with respect to any period (or a portion of any period) commencing on or after the Closing Date.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

CREDIT AGREEMENT – Page 118

EXECUTED to be effective as of the date first written above.

BORROWER:

ARROWMARK FINANCIAL CORP.

By:	/s/ Patrick J. Farrell
Name: Patrick J. Farrell
Title: Chief Financial Officer

MARSHALL HOLDINGS II LIMITED

By:	/s/ Patrick J. Farrell
Name: Patrick J. Farrell
Title: Director and Authorized Signatory

MARSHALL HOLDINGS III LIMITED

By:	/s/ Patrick J. Farrell
Name: Patrick J. Farrell
Title: Director and Authorized Signatory

AMENDED AND RESTATED CREDIT AGREEMENT – Signature page [Borrower]

ADMINISTRATIVE AGENT:

TEXAS CAPITAL BANK

By:	/s/ Josh Mayfield
Name: Josh Mayfield
Title: Executive Vice President

AMENDED AND RESTATED CREDIT AGREEMENT – Signature page [Administrative Agent]

LENDERS:

TEXAS CAPITAL BANK

By:	/s/ Josh Mayfield
Name: Josh Mayfield
Title: Executive Vice President

AMENDED AND RESTATED CREDIT AGREEMENT – Signature page

THIRD COAST BANK, SSB

By:	/s/ Caleb Allen
Name: Caleb Allen
Title: SVP

AMENDED AND RESTATED CREDIT AGREEMENT – Signature page

VERITEX COMMUNITY BANK

By:	/s/ Christopher Harless
Name: Christopher Harless
Title: EVP, Director of Commercial Banking

AMENDED AND RESTATED CREDIT AGREEMENT – Signature page

EXHIBIT A
Assignment and Assumption

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the] [each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the] [each]2 Assignee identified in item 2 below ([the] [each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors] [the Assignees]3 hereunder are several and not joint]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the] [each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from [the Assignor] [the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of [the Assignor’s] [the respective Assignors’] rights and obligations in [its capacity as a Lender] [their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor] [the respective Assignors] under the respective facilities identified below (including without limitation any guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)] [the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the] [any] Assignor to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the] [an] “Assigned Interest”). Each such sale and assignment is without recourse to [the] [any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the] [any] Assignor.

1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

3 Select as appropriate.

4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

EXHIBIT A – Assignment and Assumption – Page 1

1.	Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower:	Arrowmark Financial Corp,

4.	Administrative Agent: Texas Capital Bank, as the administrative agent under the Credit Agreement

5.	Credit Agreement: The Amended and Restated Credit Agreement dated as of May [], 2022 among Arrowmark Financial Corp., Marshall Holdings II Limited, Marshall Holdings III Limited, the Lenders parties thereto, Texas Capital Bank, as Administrative Agent, and the other agents parties thereto

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Facility Assigned[7]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned[8]	Percentage Assigned of Commitment/Loans[9]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.	Trade Date: ][10]

Effective Date:                              ____, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

5 List each Assignor, as appropriate.

6 List each Assignor, as appropriate.

7 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Credit Commitment,” etc.)

8 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

9 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

10 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date

EXHIBIT A – Assignment and Assumption – Page 2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][11]

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S][12]

[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and][13] Accepted:

TEXAS CAPITAL BANK,
as Administrative Agent

By:
Name:
Title:

11 Add additional signature blocks as needed Include both Fund/Pension Plan and manager making the trade (if applicable).

12 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

13 To be added only if the consent of Administrative Agent is required by the terms of the Credit Agreement.

EXHIBIT A – Assignment and Assumption – Page 3

[Consented to]:[14]

[NAME OF RELEVANT PARTY]

By:
Name:
Title:

14 To be added only if the consent of Borrower and/or other parties is required by the terms of the Credit Agreement

EXHIBIT A – Assignment and Assumption – Page 4

ANNEX 1

Standard Terms and Conditions for Assignment and Assumption

1.           Representations and Warranties.

1.1           Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [the relevant] Assigned Interest, (ii)1 [the] [such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.           Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 12.8(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 12.8(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.2 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, and (vii) if it is a Foreign Lender2, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [such] Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

1 The term “Loan Document” should be conformed to that used in the Credit Agreement.

2 The concept of “Foreign Lender” should be conformed to the section in the Credit Agreement governing withholding taxes and gross-up.

ANNEX 1 – Standard Terms and Conditions for Assignment and Assumption – Page 1

2.           Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date.3 Notwithstanding the foregoing, Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the] [the relevant] Assignee.

3.           General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.

3 Administrative Agent should consider whether this method conforms to its systems. In some circumstances, the following alternative language may be appropriate:

“From and after the Effective Date, Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves

ANNEX 1 – Standard Terms and Conditions for Assignment and Assumption – Page 2

EXHIBIT B

Borrowing Base Report

FOR FISCAL QUARTER ENDED:                                   (THE “SUBJECT PERIOD”)

ADMINISTRATIVE AGENT:          TEXAS CAPITAL BANK,

BORROWER:

This Borrowing Base Report (this “Certificate”) is delivered under the Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of May [], 2022, by and among Borrower, the Lenders from time to time party thereto and Administrative Agent. Capitalized terms used in this Certificate shall, unless otherwise indicated, have the meanings set forth in the Credit Agreement. The undersigned hereby certifies to Administrative Agent and Lenders as of the date hereof that (a) he/she is the            of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to Administrative Agent on behalf of Borrower, (b) no Default or Event of Default has occurred and is continuing, (c) a review of the activities of Borrower during the Subject Period has been made under the undersigned’s supervision with a view to determining the amount of the current Borrowing Base, (d) the Eligible Securities included in the Borrowing Base below meet all conditions to qualify for inclusion therein as set forth in the Credit Agreement, and all representations and warranties set forth in the Credit Agreement with respect thereto are true and correct in all material respects, and (e) the information set forth below hereto is true and correct as of the last day of the Subject Period.

Cash

1	Cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries held by the Collateral Trustee in the Collateral Account and the Administrative Agent in the Administrative Agent Account for the benefit of the Secured Parties		$__________
2	(Line 1 Multiplied by 100%)		$__________

Publicly-Traded Securities

3	Fair Market Value of Publicly-Traded Securities owned by the Borrower and its Restricted Subsidiaries and held by the Collateral Trustee in the Collateral Account for the benefit of the Secured Parties		$__________
4

Ineligible Publicly-Traded Securities:

(a) not constituting common equity securities,

(b) not issued by an issuer domiciled in, and having its principal place of business in, the United States of America with a market capitalization of at least $500,000,000,

(c) are not publicly traded,

		(-)	$__________

EXHIBIT B – Borrowing Base Report – Page 1

(d) are not priced in Dollars,

(e) not having a price per share or other unit of at least $5.00,

(f) are not issued by a Publicly-Traded Bank or Bank Holding Company with Average Assets of at least $50,000,000,000 and do not otherwise satisfy the criteria set forth in clause (m) of the “Eligible Securities” definition contained herein

5	Eligible Publicly-Traded Securities (Line 3 minus line 4)		$__________
6	Other Publicly-Traded Securities approved by the Administrative Agent:	(+)	$__________
7	Net Eligible Publicly-Traded Securities - Before Concentration Limits (Line 5 plus line 6)		$__________
8	State Over Concentrations - Publicly-Traded Securities[1]	(-)	$__________
9	Net Eligible Publicly-Traded Securities - After Concentration Limits (Line 7 minus line 8)		$__________
10	Publicly-Traded Securities to be included in Borrowing Base (Line 9 Multiplied by 60%2)		$__________

Eligible Securities

11	Market Value of Securities owned by the Borrower and its Restricted Subsidiaries and held by the Collateral Trustee in the Collateral Account for the benefit of the Secured Parties		$__________
12

Ineligible Securities:

(a) such security is not free and clear of any Adverse Claims,

(b) such security is not subject to a first priority perfected security interest in favor of the Administrative Agent,

(c) such security is comprised of options, warrants, puts, calls, strips, repurchase agreements (other than Permitted Treasury Repos), reverse repurchase agreements or similar securities,

(d) if not a “restricted security” under the Securities Act, (x) such security is subject to any restriction on transfer or (y) has become materially unmarketable, due to a Change in Law, as determined by the Administrative Agent in its sole discretion,

(e) if a “restricted security” under the Securities Act (w) such security is not eligible to be sold pursuant to Rule 144A promulgated by the SEC (“Rule 144A”), (x) no reasonably current financial information on the issuer of such Portfolio Investment required for a sale under Rule 144A is publicly available in a form that satisfies the current information requirements of Rule 144A, (y) such security has become materially unmarketable, due to a Change in Law, as determined by the Administrative Agent in its sole discretion or (z) such security is subject to any restriction on transfer (excluding restrictions set forth in the Securities Act or Exchange Act in effect on the Closing Date),

$__________

1 State Over Concentrations are calculated on an aggregate basis for Publicly-Traded Securities and Eligible Securities

2 or such lower percentage as the Administrative Agent shall reasonably determine from time to time based on market, liquidity and other factors.

EXHIBIT B – Borrowing Base Report – Page 2

(f) such security is not legally available to be pledged or hypothecated by Borrower to the Administrative Agent pursuant to this Agreement,

(g) (i) if such Portfolio Investment is a debt instrument or equity security, such security is (A) in default, (B) deferring payment or (C) non-paying for any reason, or (ii) if such Portfolio Investment is a CDO, the debt instrument or equity security that is securing such CDO is (A) in default, (B) deferring payment or (C) nonpaying for any reason, provided that if only a portion of the collateral securing such CDO is (A) in default, (B) deferring payment or (C) non-paying for any reason (each such portion, a “Non-Performing Portion”), only such Non-Performing Portion shall be excluded,

(h) such security is not held in the Collateral Account,

(i) the Portfolio Company of such Portfolio Investment (i) is the subject of any bankruptcy arrangement, receivership, conservatorship, reorganization proceeding or other proceeding for relief of debtors, (ii) is insolvent, or (iii) has not admitted its inability to pay its debts generally,

(j) such security is issued by Affiliates of the Administrative Agent or any Lender,

(k) such security is not permitted to be purchased or held by Borrower in accordance with Borrower’s Investment Policies and Restrictions,

(l) if such Portfolio Investment is a CDO backed by TruPS, the collateral securing such CDO is not rated investment grade by one or more nationally recognized statistical rating organizations, provided that if only a portion of the collateral securing such CDO is not rated investment grade by one or more nationally recognized statistical rating organizations (each such portion, a “Non-Investment Grade Portion”), only such Non-Investment Grade Portion shall be excluded,

EXHIBIT B – Borrowing Base Report – Page 3

(m) if such Portfolio Investment is issued by a bank or a bank holding company, or is collateralized by common equity securities issued by a bank or a bank holding company and such bank or bank holding company is not a Publicly-Traded Bank or Bank Holding Company with Average Assets of at least $50,000,000,000, the bank or the bank subsidiary of such bank holding company, as applicable, has not exhibited any of the following characteristics in the immediately preceding fiscal quarter:

Texas Ratio of less than 60%;

a Return on Average Assets Ratio on a rolling four-quarter basis of no less than 0.35%; and

it is Well Capitalized,

(n) unless otherwise approved in writing by Administrative Agent, the issuer is in “troubled condition”

13	Net Eligible Securities - Before Concentration Limits (Line 11 minus line 12)		$__________
14	State Over Concentrations - Eligible Securities[3]	(-)	$__________
15	Issuer Over Concentrations (Incremental) - Eligible Securities	(-)	$__________
16	Net Eligible Securities - After Concentration Limits (Line 13 minus line 14 minus line 15)		$__________
17	Eligible Securities to be included in Borrowing Base (Line 16 Multiplied by 50%)		$__________

Eligible Regulatory Capital Securities

18	Market Value of Regulatory Capital Transaction Security		$__________
19

Ineligible Securities:

(a)(i) which has not been issued or guaranteed by an Eligible Regulatory Capital Bank or a bank subsidiary of an Eligible Regulatory Capital Bank, and (ii) whose cash deposits are not held by an Eligible Regulatory Capital Bank in an amount no less than the face amount of the aggregate amount of such regulatory security,

(b) if issued by a special purpose vehicle, such special purpose vehicle has additional creditors (except in de minimis amounts necessary for the administration of such special purpose vehicle) or such Regulatory Capital Transaction Security does not have prohibitions on the incurrence of additional debt

		(-)	$__________

3 State Over Concentrations are calculated on an aggregate basis for Publicly-Traded Securities and Eligible Securities

EXHIBIT B – Borrowing Base Report – Page 4

(c) has single reference portfolio position which exceeds more than 3.50% of the reference portfolio of such Eligible Regulatory Capital Security
20	Net Eligible Regulatory Capital Securities - Before Concentration Limits (Line 18 minus line 19)		$__________
21	Issuer Over Concentrations (Incremental) - Regulatory Capital Transaction Securities	(-)	$__________
22	Regulatory Capital Transaction Securities Exceeding 85% of Borrowing Base Collateral (Incremental)	(-)	$__________
23	Net Eligible Securities - After Concentration Limits (Line 20 minus line 21 minus line 22)		$__________
24	Eligible Regulatory Capital Securities to be included in Borrowing Base (Line 23 Multiplied by 60%)		$__________

TOTAL NET BORROWING BASE

25	Total Net Borrowing Base - Before Reserve (Line 2 plus line 10 plus line 17 plus line 24)		$__________
26	Less: Reserve ($250,000)	(-)	$__________
27	Total Net Borrowing Base (Line 25 minus line 26)		$__________
28	Aggregate amount of all Revolving Credit Loans	(-)	$__________

TOTAL NET BORROWING AVAILABILITY

29	Total Net Borrowing Availability (Capped at Facility Max) (Line 27 minus line 28)		$__________
	(If result is a negative figure, this amount is due immediately as a principal payment.)		(Not to exceed Commitment)

EXHIBIT B – Borrowing Base Report – Page 5

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of

ARROWMARK FINANCIAL CORP.

By:
Name: Title:

MARSHALL HOLDINGS II LIMITED

By:
Name: Title:

MARSHALL HOLDINGS III LIMITED

By:
Name: Title:

EXHIBIT C

Compliance Certificate

FOR QUARTER/YEAR ENDED                                 (THE “SUBJECT PERIOD”)

ADMINISTRATIVE AGENT:    Texas Capital Bank

BORROWER:

This Compliance Certificate (this “Certificate”) is delivered under the Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of                           , 20__, by and among Borrower, the Lenders from time to time party thereto and Administrative Agent. Capitalized terms used in this Certificate shall, unless otherwise indicated, have the meanings set forth in the Credit Agreement. The undersigned hereby certifies to Administrative Agent and Lender as of the date hereof that: (a) he/she is the                            of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to Administrative Agent on behalf of Borrower; (b) he/she has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrower during the Subject Period; (c) during the Subject Period, Borrower performed and observed each covenant and condition of the Loan Documents applicable to it and no Default or Event of Default currently exists or has occurred which has not been cured or waived by Required Lenders or all Lenders, as required by the Loan Documents; (d) the representations and warranties of Borrower contained in Article 6 of the Credit Agreement, and any representations and warranties of Borrower that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Certificate, the representations and warranties contained in Section 6.2 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 7.1 of the Credit Agreement, including the statements in connection with which this Certificate is delivered; (e) the financial statements of Borrower attached to this Certificate were prepared in accordance with GAAP, and present, on a consolidated, fairly and accurately the financial condition and results of operations of Borrower and its Subsidiaries as of the end of and for the Subject Period; (f) the financial covenant analyses and information set forth below are true and accurate on and as of the date of this Certificate; and (g) the status of compliance by Borrower with certain covenants of the Credit Agreement at the end of the Subject Period is as set forth below:

In Compliance as of
End of Subject Period
(Please Indicate)

1.	Financial Statements and Reports		Yes	No
	(a)	Provide annual audited consolidated FYE financial statements within 120 days after the last day of each fiscal year.	Yes	No

EXHIBIT C – Compliance Certificate – Page 1

	(b)	Provide quarterly consolidated financial statements within 60 days after the last day of each fiscal quarter.	Yes	No
	(c)	Provide a Compliance Certificate concurrently with the delivery of each financial statement referred to in lines 1(a) or 1(b) above.	Yes	No
	(d)	Provide quarterly Borrowing Base Report within 60 days of the beginning of each fiscal quarter	Yes	No
	(e)	Provide projections within 60 days of the beginning of each fiscal year.	Yes	No
	(f)	Provide a Third-Party Valuation Report within 60 days after the last day of each fiscal quarter.	Yes	No
	(g)	Provide a Fair Market Valuation Report within 60 days after the last day of each fiscal quarter.	Yes	No
	(h)	Provide a Schedule of Portfolio Investments within 15 days after the last day of each fiscal quarter.	Yes	No
	(i)	Provide other required reporting timely.	Yes	No
2.	Subsidiaries None, except as listed on Schedule 6.13.		Yes	No
3.	Debt None, except Debt permitted by Section 8.1 of the Credit Agreement.		Yes	No
4.	Liens None, except Liens permitted by Section 8.2 of the Credit Agreement.		Yes	No
5.	Acquisitions and Mergers None, except those permitted by Section 8.3 of the Credit Agreement		Yes	No
6.	Dividends and Stock Repurchase None, except as permitted by Section 8 4 of the Credit Agreement. (if applicable, Dollar amount during Subject Period: $ )		Yes	No
7.	Loans and Investments None, except those permitted by Section 8 5 of the Credit Agreement. Aggregate amount of Investments in Unrestricted Subsidiaries: & )		Yes	No

EXHIBIT C – Compliance Certificate – Page 2

8.	Issuance of Equity None, except issuances permitted by Section 8.6 of the Credit Agreement.	Yes	No
9.	Affiliate Transactions None, except transactions permitted by Section 8 7 of the Credit Agreement.	Yes	No
10.	Disposition of Assets None, except dispositions permitted by Section 8.8 of the Credit Agreement.	Yes	No
11.	Sale and Leaseback Transactions None, except transactions permitted by Section 8,9 of the Credit Agreement.	Yes	No
12.	Prepayment of Debt None, except prepayments permitted by Section 8.10 of the Credit Agreement.	Yes	No
13.	Changes in Nature of Business None, except changes permitted by Section 8.11 of the Credit Agreement.	Yes	No
14.	Environmental Protection No activity likely to cause violations of Environmental Laws or create any Environmental Liabilities resulting in a MAE.	Yes	No
15.	Changes in Fiscal Year: Accounting Practices None, except transactions permitted by Section 8.13 of the Credit Agreement.	Yes	No
16.	No Negative Pledge None, except those permitted by Section 8.14 of the Credit Agreement.	Yes	No
17.	Debt Service Coverage Ratio	Yes	No
	(a) Net Investment Income for the 4 consecutive fiscal $ quarters ending on the date hereof	$
	(b) Cash Interest Expense for the 4 consecutive fiscal $ quarters ending on the date hereof	$

EXHIBIT C – Compliance Certificate – Page 3

	(c)	Coverage Amount	$
	(d)	Debt Service Coverage Ratio ((Lines 17(a) plus 17(b)) / Line 17(d))
	(e)	Minimum of 1.25 to 1.00 at end of Subject Period	Yes	No
	(f)	Minimum of 1.15 to 1.00 at end of Subject Period if a Restricted Period is then in effect	Yes	No
18.	Mandatory Prepayments Amount of Mandatory Prepayments made during the Subject Period
	(a)	Amount of net cash proceeds of dispositions required to prepay Revolving Credit Loans pursuant to Section 2,7(d)(i):	$	______
	(b)	Amount of net cash proceeds from issuance of Debt required to prepay Revolving Credit Loans pursuant to Section 2,7(d)(ii):	$	______
	(c)	Mandatory prepayments of Revolving Credit Loans required to be made during a Restricted Period pursuant to Section 2.7(e):
1.	100% of the cash flow received by Borrower and its Restricted Subsidiaries during such Restricted Period:		$	______
2.	Without duplication, 100% of all Return of Capital received by Borrower and its Restricted Subsidiaries during such Restricted Period:		$	______
3.	The minimum amounts required to be distributed to investors during such Restricted Period to allow Borrower to satisfy the minimum distribution requirements imposed by the Investment Company Act to maintain its eligibility to be taxed as a RIC:		$	______
4.	Amounts payable for third-party operating expenses during $ such Restricted Period:		$	______
5.	The Advisory Fee payable during such period:		$	______
6.	Total (Lines 18(c)l. + 2.-3.-4.-5.):		$	______

EXHIBIT C – Compliance Certificate – Page 4

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                                                                            .

ARROWMARK FINANCIAL CORP.

By:
Name: Title:

MARSHALL HOLDINGS II LIMITED

By:
Name: Title:

MARSHALL HOLDINGS III LIMITED

By:
Name: Title:

EXHIBIT C – Compliance Certificate – Page 5

EXHIBIT D

Revolving Credit Borrowing Request

Date:                         , ____

To:           Texas Capital Bank, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of May [], 2022 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement” the terms defined therein being used herein as therein defined), among ArrowMark Financial Corp., a Delaware corporation Marshall Holdings II Limited, a company organized under the laws of the Cayman Islands, and Marshall Holdings III Limited, a company organized under the laws of the Cayman Islands (each individually and collectively, jointly and severally, “Borrower”), the Lenders from time to time party thereto, and Texas Capital Bank, as Administrative Agent.

The undersigned hereby requests (select one):

☐            A borrowing of Revolving Credit Loans

☐            A conversion or continuation of Revolving Credit Loans

1.	On (a Business Day).

2.	In the amount of $

3.	Comprised of
(Type of Portion requested)

4.	For Term SOFR Portion: with an Interest Period of months.

Borrower hereby represents and warrants that the conditions specified in Section 5.2 of the Credit Agreement shall be satisfied on and as of the date of the requested Revolving Credit Borrowing.

ARROWMARK FINANCIAL CORP.

By:
Name: Title:

MARSHALL HOLDINGS II LIMITED

By:
Name: Title:

MARSHALL HOLDINGS III LIMITED

By:
Name: Title:

EXHIBIT D – Revolving Credit Borrowing Request – Page 1

EXHIBIT E

Revolving Credit Note

$	, 2014

FOR VALUE RECEIVED, ARROWMARK FINANCIAL CORP., a Delaware corporation, MARSHALL HOLDINGS II LIMITED, a company organized under the laws of the Cayman Islands, and MARSHALL HOLDINGS III LIMITED, a company organized under the laws of the Cayman Islands (each individually and collectively, jointly and severally, “Borrower”), hereby promises to pay to the order of                                         (“Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal sum of                                         AND XX/100 DOLLARS ($                                         ) or so much thereof as may be advanced by Lender (in its capacity as Lender) from time to time to or for the benefit or account of Borrower under that certain Amended and Restated Credit Agreement, dated as of May [], 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Borrower, the lenders from time to time party thereto, and Texas Capital Bank, as Administrative Agent (“Administrative Agent”).

Borrower promises to pay interest on the unpaid principal amount of this Note from the date hereof until the Revolving Credit Loans made by Lender are paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to Administrative Agent for the account of Lender in Dollars in immediately available funds at Administrative Agent’s Principal Office. If any amount is not paid in full when due hereunder, then such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Revolving Credit Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranties. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. The Revolving Credit Loans made by Lender shall be evidenced by an account maintained by Lender in the ordinary course of business. Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto.

Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE, AND ANY CLAIM, CONTROVERSY, OR DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

EXHIBIT E – Revolving Credit Note – Page 1

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IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Note as of the day and year first written above.

BORROWER:

ARROWMARK FINANCIAL CORP.
A Delaware corporation

By:
Name: Title:

MARSHALL HOLDINGS II LIMITED
A company organized under the laws of the Cayman Islands

By:
Name: Title:

MARSHALL HOLDINGS III LIMITED
A company organized under the laws of the Cayman islands

By:
Name: Title:

EXHIBIT E – Revolving Credit Note – Page 2

EXHIBIT F-l

U.S. Tax Compliance Certificate
(For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of May [], 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ArrowMark Financial Corp., Marshall Holdings II Limited, Marshall Holdings III Limited, Texas Capital Bank, as Administrative Agent, and each Lender from time to time party thereto.

Pursuant to the provisions of Section 3.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Administrative Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments,

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                                                            , 20__

EXHIBIT F – U.S. Tax Compliance Certificate

EXHIBIT F-2

U.S. Tax Compliance Certificate
(For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of May [], 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ArrowMark Financial Corp., Marshall Holdings II Limited, Marshall Holdings III Limited, Texas Capital Bank, as Administrative Agent, and each Lender from time to time party thereto.

Pursuant to the provisions of Section 3.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code,

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                                                            , 20__

EXHIBIT F – U.S. Tax Compliance Certificate

EXHIBIT F-3

U.S. Tax Compliance Certificate
(For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of May [], 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ArrowMark Financial Corp., Marshall Holdings II Limited, Marshall Holdings III Limited, Texas Capital Bank, as Administrative Agent, and each Lender from time to time party thereto.

Pursuant to the provisions of Section 3.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                                                            , 20__

EXHIBIT F – U.S. Tax Compliance Certificate

EXHIBIT F-4

U.S. Tax Compliance Certificate
(For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of May [], 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ArrowMark Financial Corp., Marshall Holdings II Limited, Marshall Holdings III Limited, Texas Capital Bank, as Administrative Agent, and each Lender from time to time party thereto.

Pursuant to the provisions of Section 3.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v)none of its direct or indirect partners/members is a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Administrative Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                                                            , 20__

EXHIBIT F – U.S. Tax Compliance Certificate